UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Under §240.14a-12

Agree Realty Corporation

(Name of registrant as specified in its charter)

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AGREE REALTY CORPORATION
70 E. Long Lake Road
Bloomfield Hills, MI 48304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 6, 2021

NOTICE IS HEREBY GIVEN that the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of AGREE REALTY CORPORATION, a Maryland corporation, will be held virtually at 10:00 a.m. Eastern Time on May 6, 2021, for the following purposes:
•
To elect three directors to serve until the annual meeting of stockholders in 2024, to elect one director to serve until the annual meeting of stockholders in 2023, and to elect one director to serve until the annual meeting of stockholders in 2022;

•
To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021;

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To approve, by non-binding vote, executive compensation; and

•
To consider and approve an amendment to our Articles of Incorporation, as amended and supplemented, to increase the number of authorized shares of our common stock from 90 million shares to 180 million shares, as set forth in the form of Articles of Amendment attached as Appendix A to the accompanying proxy statement.

In addition, stockholders will consider and vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on March 8, 2021 will be entitled to notice of and to vote at the 2021 Annual Meeting or at any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting virtually via the internet. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/ADC2021 and enter the 16-digit control number included on your notice or proxy card (if you received a printed copy of the proxy materials). Stockholders may vote and submit questions while attending the 2021 Annual Meeting virtually via the internet.
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about March 26, 2021, we expect to mail our stockholders either (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) only or (ii) a copy of this Notice of Annual Meeting, the proxy statement, the accompanying proxy card, and our annual report (if a stockholder previously requested paper delivery of proxy materials), each in connection with the solicitation of proxies by our board of directors for use at the 2021 Annual Meeting and any adjournments or postponements thereof. The Notice contains instructions related to this process, including how to access our Notice of Annual Meeting, proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the Notice of Annual Meeting, proxy statement and annual report.
It is important that your shares be voted. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you attend the 2021 Annual Meeting, you may revoke your proxy in accordance with procedures set forth in the proxy statement and vote electronically via the internet.
By Order of the Board of Directors
Simon J. Leopold
Chief Financial Officer and Secretary
March 11, 2021
Bloomfield Hills, Michigan

i

AGREE REALTY CORPORATION
70 E. Long Lake Road
Bloomfield Hills, MI 48304

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 6, 2021

ABOUT THE ANNUAL MEETING
This proxy statement is furnished by our board of directors (the “Board”) in connection with the Board’s solicitation of proxies to be voted at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of Agree Realty Corporation (the “Company”) to be held virtually at 10:00 a.m. Eastern Time on May 6, 2021, at www.virtualshareholdermeeting.com/ADC2021, and at any adjournment or postponement thereof.
On or about March 26, 2021, we are mailing either (i) a copy of the Notice of Annual Meeting, this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) (if a stockholder previously requested paper delivery of proxy materials), or (ii) the Notice only, to our stockholders of record on March 8, 2021 (the “Record Date”). The Notice and this proxy statement summarize the information you need to know to vote at the 2021 Annual Meeting. You do not need to attend the 2021 Annual Meeting virtually via the internet in order to vote.
What is the purpose of the 2021 Annual Meeting?
At the 2021 Annual Meeting, holders of our common stock will be voting on the matters set forth below:
•
To elect three directors to serve until the annual meeting of stockholders in 2024, to elect one director to serve until the annual meeting of stockholders in 2023, and to elect one director to serve until the annual meeting of stockholders in 2022;

•
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for 2021;

•
To approve, by non-binding vote, executive compensation; and

•
To consider and approve an amendment to our Articles of Incorporation, as amended and supplemented (our “Charter”), to increase the number of authorized shares of our common stock from 90 million shares to 180 million shares, as set forth in the form of Articles of Amendment attached hereto as Appendix A (the “Charter Amendment”).

The Board recommends that you vote FOR the director nominees, FOR the ratification of the appointment of Grant Thornton, FOR executive compensation and FOR the Charter Amendment.
In addition, management will report on our performance and will respond to appropriate questions from stockholders. A representative of Grant Thornton will be present at the 2021 Annual Meeting and will be available to respond to appropriate questions. Such representative will also have an opportunity to make a statement.

How can I attend the meeting?
You can attend the 2021 Annual Meeting virtually via the internet, or by proxy.
Attending and Participating Online.   The 2021 Annual Meeting will take place virtually via the internet at www.virtualshareholdermeeting.com/ADC2021. Stockholders may vote and submit questions while attending the 2021 Annual Meeting virtually via the internet. You will need the 16-digit control number included on your Notice or proxy card (if you received a paper delivery of proxy materials), to enter the 2021 Annual Meeting via the internet. Instructions on how to attend and participate virtually via the internet, including how to demonstrate proof of share ownership, are available at www.virtualshareholdermeeting.com/ADC2021. Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties.
Attending by Proxy.   Please see “Can I vote my shares without attending the 2021 Annual Meeting?” below.
Why are you holding a virtual annual meeting?
Due to the continued public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, the 2021 Annual Meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the 2021 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the meeting, we may answer questions as they come in, to the extent relevant to the business of the meeting, as time permits.
Who is entitled to vote?
All stockholders of record at the close of business on the Record Date will be entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the 2021 Annual Meeting. As of the Record Date, 63,573,009 shares of our common stock, $.0001 par value per share, were outstanding.
What constitutes a quorum?
The presence at the 2021 Annual Meeting, virtually via the internet or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for all purposes. Proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether or not there is a quorum.
However, if a quorum is not present at the 2021 Annual Meeting, the stockholders, present virtually via the internet or represented by proxy, have the power to adjourn the meeting until a quorum is present or represented. Regardless of whether a quorum is present, our Amended and Restated Bylaws (as amended, our “Bylaws”) provide that the chairman of the meeting may recess or adjourn the meeting.
What is the difference between holding shares as a stockholder of record and a beneficial owner?
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card and our annual report) are being sent to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us over the internet or by telephone as described in the Notice, or through an accompanying proxy card or to vote virtually via the internet at the 2021 Annual Meeting.
Beneficial Owners.   Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and the Notice and, if applicable, our proxy materials (including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, our annual report and the Notice) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2021 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually via the internet at the 2021 Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.
May I vote my shares at the 2021 Annual Meeting?
Even if you plan to virtually attend the 2021 Annual Meeting, we encourage you to vote your shares prior to the meeting.
Stockholders of Record.   If you are a stockholder of record and attend the 2021 Annual Meeting virtually via the internet, you may deliver your completed proxy card as discussed below or vote during the meeting by electronic ballot in accordance with the instructions on how to participate virtually via the internet, which are available at www.virtualshareholdermeeting.com/ADC2021.
Beneficial Owners.   If you hold your shares through a broker, bank or other nominee and want to vote such shares virtually via the internet at the 2021 Annual Meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.
Can I vote my shares without attending the 2021 Annual Meeting?
If you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided or vote by telephone or internet as indicated on your proxy card. Voting your shares over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the 2021 Annual Meeting and vote your shares virtually via the internet. If you attend the 2021 Annual Meeting, you may revoke your proxy in accordance with the procedures set forth in this proxy statement.
If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.
Can I change my vote after I have voted?
Yes. Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting virtually via the internet at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our Secretary bearing a later date or by attending the meeting and voting virtually via the internet. Attendance at the meeting will not by itself constitute revocation of a proxy. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one Notice or proxy card or voting instruction card?
If you receive more than one Notice or proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or our transfer agent. If you receive more than one Notice, please submit all of your proxies over the internet, by mail or by telephone, following the instructions provided in the Notice, to ensure that all of your shares are voted. If you receive more than one proxy card or voting instruction card, please sign and deliver each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
How many copies should I receive if I share an address with another stockholder?
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called

“householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice, and, if applicable, our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.
The Company and brokers, banks or other agents may be householding the Notice and our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the Notice of Annual Meeting, the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or a separate set of our proxy materials, you may contact Agree Realty Corporation, either by calling (248) 737-4190 or by writing to 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Secretary in the same manner.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
Stockholders of Record.   Proxies properly submitted via the internet, mail or telephone will be voted at the 2021 Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the 2021 Annual Meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.
Beneficial Owners.   Proxies properly submitted via the internet mail or telephone or pursuant to your voting instruction card will be voted at the 2021 Annual Meeting in accordance with your directions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including the ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote approving our executive compensation or the approval of the Charter Amendment, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.
What vote is required to approve each item?
Proposal 1 — Election of Directors.   The five nominees receiving the highest number of “for” votes at the 2021 Annual Meeting will be elected as directors. Any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results. The slate of nominees discussed in this proxy statement consists of five directors, Richard Agree, Karen Dearing, Michael Hollman, John Rakolta, Jr. and Jerome Rossi, whose terms are expiring. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Our stockholders do not have the right to cumulate their votes for directors.
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.   The affirmative vote of a majority of votes cast at the 2021 Annual Meeting is necessary to ratify the Audit

Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2021. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee, in its sole discretion, may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year.
Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation.   The affirmative vote of a majority of votes cast at the 2021 Annual Meeting is necessary to approve our executive compensation. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.
Proposal 4 — Approval of the Charter Amendment.   The affirmative vote of the holders of a majority of the votes entitled to be cast at the 2021 Annual Meeting is necessary to approve the Charter Amendment. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal 4.
Other Matters — If any other matter is properly submitted to the stockholders at the 2021 Annual Meeting, its adoption will require the affirmative vote of a majority of votes cast at the meeting. The Board does not propose to conduct any business at the 2021 Annual Meeting other than as stated above.
Will anyone contact me regarding this vote?
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, our directors and officers may solicit proxies by mail, telephone, telecopy or in person.
How do I find out the voting results?
Voting results will be announced at the 2021 Annual Meeting and will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the close of the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management
The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of equity securities) as of March 8, 2021, with respect to each director and named executive officer, and all of our directors and named executive officers as a group. As of March 8, 2021, there were 63,573,009 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed below and none of the named executive officers or directors has pledged his or her shares of common stock as collateral. Unless otherwise indicated, the business address for each of the identified stockholders is 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Richard Agree	563,755(3)	*
Joel Agree	444,201(4)	*
Laith Hermiz	33,917	*
Craig Erlich	22,681(5)	*
Simon Leopold(6)	17,529	*
Clayton Thelen(7)	8,390	*
Danielle Spehar	6,959	*
Karen Dearing	79	*
Merrie S. Frankel	3,175	*
Michael Hollman	346	*
Farris G. Kalil	8,000	*
Gregory Lehmkuhl	8,740	*
John Rakolta, Jr.	255,613	*
Jerome Rossi	3,100	*
William S. Rubenfaer	27,003	*
All directors and executive officers as a group (14 persons, excluding former officer)	1,395,098(8)	2.2%

*
Less than 1%

(1)
The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)
Percentages are based on 63,573,009 shares of common stock outstanding as of March 8, 2021. The amount of common stock outstanding used in calculating such percentages assumes that none of the limited partnership units in Agree Limited Partnership (the “OP Units”) are converted to common stock.

(3)
Consists of (i) 398,888 shares owned directly, (ii) 70,512 shares owned by his spouse and (iii) 94,355 shares owned by irrevocable trusts for his children and does not include 347,619 shares of common stock issuable upon conversion of his OP Units.

(4)
Consists of 444,151 shares owned directly and 50 shares owned by his children.

(5)
Consists of 22,088 shares owned directly and 593 shares owned by his children.

(6)
Resigned from the Board and appointed as Chief Financial Officer, Executive Vice President and Secretary, effective February 22, 2021.

(7)
Resigned as Chief Financial Officer, effective February 19, 2021.

(8)
Does not include 347,619 shares of common stock issuable upon conversion of OP Units.

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of equity securities) as of March 8, 2021, to our knowledge, for each beneficial owner of more than 5% of the outstanding shares of our common stock. As of March 8, 2021, there were 63,573,009 shares of our common stock outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.	10,390,100(3)	16.3%
The Vanguard Group	8,261,768(4)	13.0%
Cohen & Steers, Inc.	5,288,439(5)	8.3%

(1)
The amount of common stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)
Percentages are based on 63,573,009 shares of common stock outstanding as of March 8, 2021. The amount of common stock outstanding used in calculating such percentages assumes that none of the OP Units are converted to common stock.

(3)
Pursuant to Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. Represents holdings of various subsidiaries of the holding company and includes ownership of more than 5% of our common stock by Blackrock Fund Advisors, and iShares Core S&P Small-Cap ETF. The business address of such person is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. is deemed to have sole voting power with respect to 10,114,371 shares and sole dispositive power with respect to 10,390,100 shares.

(4)
Pursuant to Schedule 13G/A (Amendment No. 8) filed with the SEC on February 10, 2021 by The Vanguard Group. Represents 8,261,768 shares of common stock beneficially owned by The Vanguard Group and certain of its affiliates. The business address of such person is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group is deemed to have shared voting power with respect to 173,459 shares, sole dispositive power with respect to 8,043,845 shares and shared dispositive power with respect to 217,923 shares.

(5)
Pursuant to Schedule 13G/A (Amendment No. 2) filed with the SEC on February 16, 2021 by Cohen & Steers, Inc. Represents 5,288,439 shares of common stock beneficially owned by Cohen & Steers, Inc. and certain of its affiliates. The business address of such person is 280 Park Avenue, 10th Floor, New York, NY 10017. Cohen & Steers, Inc. is deemed to have sole voting power with respect to 3,758,621 shares and sole dispositive power with respect to 5,288,439 shares.

PROPOSAL 1  —  ELECTION OF DIRECTORS
In December 2020, the Board increased the size of the Board from nine members to ten members. Pursuant to the Bylaws, the directors are required to be divided into three classes serving three-year staggered terms. At the 2021 Annual Meeting, three directors will be elected to serve until the annual meeting of stockholders in 2024, one director will be elected to serve until the annual meeting of stockholders in 2023 and one director will be elected to serve until the annual meeting of stockholders in 2022 or until such director’s earlier resignation, retirement or other termination of service, and in the case of a holdover director, until his or her successor is duly elected and qualified. In order to evenly distribute directors amongst the three classes, John Rakolta, Jr. was nominated for a two-year term and Jerome Rossi was re-nominated for a one-year term. We expect that Farris G. Kalil, whose term is also expiring, will not stand for reelection at the 2021 Annual Meeting.
The Board has re-nominated (i) Richard Agree, Karen Dearing and Michael Hollman, whose terms expire at the 2021 Annual Meeting, to serve until the annual meeting of stockholders in 2024, (ii) John Rakolta, Jr., whose term expires at the 2021 Annual Meeting, to serve until the annual meeting of stockholders in 2023, and (iii) Jerome Rossi, whose term expires at the 2021 Annual Meeting, to serve until the annual meeting of stockholders in 2022. The Board has affirmatively concluded that each of Karen Dearing, Michael Hollman, John Rakolta, Jr. and Jerome Rossi is independent under the applicable rules of the NYSE.
Each nominee has consented to serve his or her term until his or her successor has been duly elected and qualified, if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the 2021 Annual Meeting, the Board may designate a new nominee and the persons named as proxies by the Board will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.
The Board recommends that you vote “FOR” the election of its director nominees.
The following table sets forth the director nominees and continuing directors of the Board:
Name	Age	Title	Term Ending
Richard Agree(1)	77	Executive Chairman of the Board and Director	2021
Karen Dearing(1)	56	Independent Director	2021
Michael Hollman(1)	40	Independent Director	2021
Farris G. Kalil(2)	82	Independent Director	2021
John Rakolta, Jr.(3)	73	Independent Director	2021
Jerome Rossi(4)	77	Independent Director	2021
Joel Agree	42	Chief Executive Officer and Director	2022
Gregory Lehmkuhl	48	Independent Director	2022
Merrie Frankel	66	Independent Director	2023
William S. Rubenfaer	76	Independent Director	2023

(1)
Standing for re-election to a three-year term.

(2)
Mr. Kalil is not standing for election at the 2021 Annual Meeting, at which his term will expire.

(3)
Standing for re-election to a two-year term.

(4)
Standing for re-election to a one-year term.

The biographical descriptions below set forth certain information with respect to the director nominees and continuing directors of the Board. The Board has identified specific attributes of each director that the Board has determined qualify that person for service on the Board.
Richard Agree has been the Executive Chairman of the Board since January 2013. From December 1993 until January 2013, he was our Chief Executive Officer and Chairman of the Board. Prior thereto, he worked as managing partner of the general partnerships which held our properties prior to the formation of our

Company and the initial public offering and was President of the predecessor company since 1971. Mr. Richard Agree has managed and overseen the development of over eight million square feet of retail real estate during the past 50 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Mr. Richard Agree is the father of Mr. Joel Agree, our Chief Executive Officer and one of our Directors.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Richard Agree, in light of his extensive company-specific, operational, market and finance experience as the founder and former Chief Executive Officer of our Company, his leadership abilities and his expertise in the ownership, development, acquisition and management of retail real estate net leased to national tenants, to continue to serve as a director of the Board.
Karen Dearing was appointed to the Board in December 2020. She currently serves as Chief Financial Officer and Executive Vice President at Sun Communities, Inc. (“Sun Communities”), a position she has held since 2008. In this role, she is responsible for the overall management of the information technology, accounting, tax and finance departments, and all internal and external financial reporting. Prior to becoming Chief Financial Officer and Executive Vice President, Ms. Dearing served as Senior Vice President of Sun Communities from 2006 to 2008, Corporate Controller from 2002 to 2006 and Director of Finance from 1998 to 2002. Ms. Dearing has worked extensively on Sun Communities’ accounting and finance matters related to its ground-up developments and expansions. Before joining Sun Communities, Inc., Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte. Ms. Dearing holds a B.S. in accounting from Michigan State University. She is a Certified Public Accountant and a member of Nareit, AICPA and MICPA.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. Dearing, in light of her corporate accounting expertise and finance and real estate experience, to continue to serve as a director of the Board.
Michael Hollman was appointed to the Board in August 2020. He currently serves as Senior Vice President and Treasurer at Hilton, a position he has held since 2020. In this role, he oversees the Corporate Finance, Corporate Strategy and Global Treasury teams, and is responsible for a wide variety of activities and initiatives, including public market offerings, capital allocation, cash management, business development and Mergers & Acquisitions. Prior to becoming Treasurer, Mr. Hollman served as Vice President of Mergers & Acquisitions and Capital Markets from 2017 to 2020. Before joining Hilton, Mr. Hollman worked in investment banking, specializing in the real estate and lodging sectors. He most recently served as a Director of the Real Estate and Lodging Investment Banking Group at Citigroup from 2013 to 2017, and previously held similar roles at UBS Investment Bank from 2004 to 2013. Prior to banking, Mr. Hollman was a management consultant at Kurt Salmon Associates, now a part of Accenture Strategy, from 2004 to 2007, where he was responsible for the development and execution of strategic initiatives and supply chain-related projects for consumer product and retail companies. He currently serves on the board of directors and as the Treasurer on the executive committee of DC Central Kitchen. He received a B.S. in Industrial Engineering from the Georgia Institute of Technology with honors and an M.B.A. from Columbia Business School.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Hollman, in light of his corporate finance and investment banking experience, to continue to serve as a director of the Board.
Ambassador John Rakolta, Jr. (Ret.) was reappointed to the Board in February 2021. He previously served on the Board from August 2011 until his confirmation as United States Ambassador to the United Arab Emirates in September 2019. Prior to such confirmation, Mr. Rakolta served as the long-time chairman and chief executive officer of Walbridge, a privately held construction company. Mr. Rakolta also served on the board and was co-chairman of the Metropolitan Affairs Corporation and the Coalition for the Future of Detroit School Children until his confirmation as United States Ambassador to the United Arab Emirates in September 2019. He was also a director and member of the Executive Committee of the Detroit Regional Chamber and served on the Board of Directors of New Detroit, Inc. and the College for Creative Studies. Mr. Rakolta was appointed Romania’s Honorary Consul General to the United States in 1998, a position that he resigned from upon his confirmation as United States Ambassador to the United Arab

Emirates in September 2019. Mr. Rakolta currently serves on the Board of Directors of Business Leaders for Michigan and he recently served as the United States Commissioner General of Expo Dubai 2020. He received a Bachelor of Science degree in Civil Engineering from Marquette University in 1970.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rakolta, in light of his strong executive background in business and construction and his leadership skills to continue to serve as a director of the Board.
Jerome Rossi has been a Director of our Company since January 2015. Mr. Rossi currently serves as the Chief Executive Officer of R&R Consulting and the Chairman of Gabe’s stores, a private fashion discount retailer. Mr. Rossi was previously Senior Executive Vice President and Group President of The TJX Companies from 2005 until January 2015. He served as Chief Operating Officer of HomeGoods from 2000 to 2005, Executive Vice President and Chief Operating Officer of The Marmaxx Group from 1995 to 2000 and President and Chief Executive Officer of Marshalls from 1990 to 1995. Mr. Rossi began his career in 1967 as a Certified Public Accountant with Arthur Young & Co. Mr. Rossi currently serves on the Board of Directors of Home Base, the Board of Advisors at Bentley College, the Board of Directors at Bethany Hill School, the Board of Overseers at Newton Wellesley Hospital, the Board of Overseers at Beth Israel Hospital and the Board of Directors of The National Domestic Violence Hotline.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rossi, in light of his extensive career as a senior executive, deep knowledge of retail real estate and retail operations, strong leadership capabilities and public company experience, to continue to serve as a director of the Board.
Joel Agree has been our President and a Director since June 2009. He was appointed as Chief Executive Officer in January 2013, and from June 2009 to that date he served as Chief Operating Officer. Prior to being promoted to President and Chief Operating Officer, from January 2006 to June 2009, Mr. Joel Agree served as our Executive Vice President. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a Juris Doctor degree from Wayne State University Law School and a Bachelor of Arts degree in Political Science from the University of Michigan. Joel Agree is the son of Richard Agree, our Executive Chairman.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Joel Agree, in light of his day-to-day company-specific operational, management and market experience through his position as President and Chief Executive Officer of our Company, to continue to serve as a director of the Board.
Gregory Lehmkuhl has been a Director of our Company since July 2018 and has served as our Lead Independent Director since December 2020. Mr. Lehmkuhl is the President and Chief Executive Officer of Lineage Logistics (“Lineage”) and oversees all facets of the company’s operations nationwide. Prior to joining Lineage, Mr. Lehmkuhl served as Corporate Executive Vice President for Con-Way and President of Con-Way Freight, where he was responsible for overall company operating and financial performance, strategic planning and business plan development, as well as direction of the company’s continuous improvement processes. Prior to Con-Way, he held senior management positions at Menlo Worldwide Logistics, Delphi Automotive Systems and Penske Logistics. Mr. Lehmkuhl holds a Bachelor’s Degree in Business from Michigan State University, as well as a Master of Business Administration from Oakland University.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Lehmkuhl, in light of his extensive operational and executive experience, to continue to serve as a director of the Board.
Merrie S. Frankel has been a Director of our Company since October 2016. Ms. Frankel is currently President of Minerva Realty Consultants, LLC (“Minerva”), an independent real estate investment trust (“REIT”) and ratings advisory firm that also provides litigation support for REITs, public and private companies and funds. Prior to joining Minerva, Ms. Frankel spent 18 years at Moody’s Investors Service in the Commercial Real Estate Finance Group as Vice President and Senior Credit Officer, where she was responsible for rating REITs and real estate operating companies in the United States and Canada. Prior to her time at Moody’s, she was Senior Vice President and Director of Portfolio Management for the Argo Funds and also held numerous positions within the real estate industry at notable companies including Ernst

& Young, Cushman & Wakefield, J.P. Morgan Securities and Salomon Brothers Inc. Ms. Frankel is currently an adjunct professor at Columbia University’s Graduate School of Architecture, Planning and Preservation and New York University’s Schack Institute of Real Estate where she teaches capital markets. She holds J.D. and M.B.A. degrees from Hofstra University and graduated with a B.A. in English from the University of Pennsylvania with numerous honors. Among her industry affiliations, she is a Trustee and previously chaired the New York District Council for the Urban Land Institute and chairs the Investment Policy Committee for the Financial Women’s Association of New York. She recently served as a Treasurer of the New York Women Executives in Real Estate Charitable Fund, a board member and chair of the Audit/Finance committee for the Martha Graham Dance Company, and sat on the Editorial Advisory Board for Nareit. She was cited as one of the “2020 Directors to Watch” by Board and Directors.
The Board has determined that it is in the best interests of our Company and our stockholders for Ms. Frankel, in light of her experience as a senior executive in the real estate and financial services industries, as well as her significant expertise in capital markets, accounting and REITs, to continue to serve as a director of the Board.
William S. Rubenfaer has been a Director of our Company since December 2007. He is a partner in the certified public accounting firm of Rubenfaer & Associates, P.C., which he founded in 1979. He served as an Investment Advisor Representative for Blue Chip Partners, Inc., a registered investment advisory firm until his retirement in December 2020. Previously, Mr. Rubenfaer was the managing member of Sage Capital Management, L.L.C., a registered investment advisory firm. He is active in community activities, including serving as a past president and board member of the Bloomfield Hills, Michigan School District. Mr. Rubenfaer is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Michigan Association of CPAs.
The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rubenfaer, in light of his extensive corporate accounting, tax and finance experience and his many years of local community service activities, to continue to serve as a director of the Board.
BOARD MATTERS
The Board of Directors
The Board has general oversight responsibility for our affairs, and the directors, in exercising their duties, represent and act on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the strategic and financial planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below.
Board Leadership Structure.   The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant.
Richard Agree served as our Chairman of the Board and Chief Executive Officer from December 1993 to January 2013 and has served as our Executive Chairman of the Board since January 2013. Joel Agree served as our President and Chief Operating Officer until his promotion to Chief Executive Officer in January 2013 and has served as a director since June 2009. Subject to the direction of the Board, including the Executive Chairman, Joel Agree has general responsibility and ultimate authority for the implementation of our policies. Based on a review of the Board leadership structure in 2019, the Board created the Lead Independent Director position to further promote independence and to demonstrate our commitment to corporate governance and appointed Mr. Erlich to such position. Mr. Lehmkuhl replaced Mr. Erlich as the Lead Independent Director in December 2020.
The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors and by oversight by the Lead Independent Director. Under our Bylaws and Corporate Governance Guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.
Risk Management.   The Board takes an active and informed role in our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, present to the Board on the material risks to our Company, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board our risk mitigation policies and strategies specific to each risk that is identified. Our Compensation Committee reviews and determines whether any of our compensation policies or practices subject the Company to inappropriate risk. Throughout the year, management monitors our risk profile and updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially change.
Meetings.   The Board and its committees meet throughout the year at regularly scheduled meetings, and also hold special meetings and act by written consent as appropriate. The Board met seven times during 2020. During 2020, each director attended, virtually or in person, 75% or more in aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which such director served. It has been and is the policy of the Board that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. Each director serving on the Board at the time of the 2020 annual meeting virtually attended our 2020 annual meeting of stockholders.
Lead Independent Director.   Our independent directors meet in executive sessions at least twice a year without management. In December 2020, the Board appointed Greg Lehmkuhl as its Lead Independent Director, replacing Mr. Erlich. As Lead Independent Director, Mr. Lehmkuhl presides at executive sessions of our independent directors and Board meetings at which the Executive Chairman is not present; serves as liaison between the Executive Chairman and management as needed; reviews and approves Board meeting agendas, topics and schedules; communicates as appropriate with the Executive Chairman and management regarding matters discussed by the independent directors; and performs other duties as the Board may from time to time delegate to assist the Board in fulfilling its responsibilities.
Director Independence.   The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, which require that a majority of our directors be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of all non-management directors. The Board has affirmatively determined that the following eight of our ten directors are independent under NYSE listing standards and our Corporate Governance Guidelines and do not have a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board: Ms. Dearing, Ms. Frankel, Mr. Hollman, Mr. Kalil, Mr. Lehmkuhl, Mr. Rakolta, Mr. Rossi and Mr. Rubenfaer. In making this determination, the Board has considered the relationships described below under “Related Person Transactions,” and determined they do not affect independence. The Board’s director independence standards outlined in our Corporate Governance Guidelines can be found on our website at www.agreerealty.com in the Corporate Governance FAQ section.
Stock Ownership Requirements.   In May 2009, in order to further align the interests of certain of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board adopted stock ownership guidelines. The stock ownership guidelines apply to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel and independent directors. In September 2019, the Board adopted revised stock ownership guidelines for non-employee directors. A summary of those guidelines is set forth in “Compensation Discussion and Analysis — Stock Ownership Guidelines.”

Committees of the Board
The Board has delegated various responsibilities and authority to four standing committees of the Board. Each committee regularly reports on its activities to the full Board. Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees of the Board and is available in the Corporate Governance FAQ section of our website at www.agreerealty.com. Each committee may form, and delegate power and authority to, subcommittees of one or more of its members for any purpose that such committee deems appropriate. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are composed entirely of independent directors. In addition, the Board has determined that each member of the Audit Committee and the Compensation Committee qualifies as independent in accordance with the additional independence rules established by the SEC and NYSE. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings held in 2020 by such committees:
Name	Audit	Compensation	Nominating and Governance	Executive
Richard Agree				Chair
Joel Agree				✓
Karen Dearing	✓
Merrie S. Frankel			Chair
Michael Hollman			✓
Farris G. Kalil	Chair	✓
Gregory Lehmkuhl		✓	✓
John Rakolta, Jr.
Jerome Rossi		✓	✓	✓
William S. Rubenfaer	✓	Chair		✓
Number of Meetings in 2020	5	2	2	0
Audit Committee.   The Audit Committee is responsible for providing independent, objective oversight of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function. In addition, the Audit Committee engages the independent registered public accounting firm. See “Report of the Audit Committee,” “Audit Committee Matters” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee.
The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate, and that Ms. Frankel, Ms. Dearing and Mr. Rubenfaer qualify as “audit committee financial experts” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has further determined that Ms. Frankel, Ms. Dearing, Mr. Kalil and Mr. Rubenfaer possess financial management expertise within the meaning of the listing standards of the NYSE.
Compensation Committee.   The Compensation Committee is responsible for overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based plans, and reviewing and approving annually all compensation decisions relating to our executive officers. The Compensation Committee also has authority to grant awards under the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan”). See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee.
Role of Management.   After consultation with our executive officers, Joel Agree, our President and Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the design and implementation of the compensation program for the named executive officers. See “Compensation Discussion and Analysis  —  Determining Compensation for Named Executive Officers.”

Role of Compensation Consultant.   The Company regularly engages Meridian Compensation Partners, LLC (“Meridian”) to assist the Company and the Compensation Committee with matters related to the Company’s establishment of, accounting for, and benchmarking of its executive compensation program. The Compensation Committee determined that Meridian meets the criteria for an independent consultant in accordance with SEC guidelines for such services.
Nominating and Governance Committee.   The Nominating and Governance Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nomination of individuals qualified to serve as directors, establishing corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, recommending to the Board the corporate governance guidelines applicable to the Company, leading the Board in its annual review of the performance of the Board and management, recommending directors for each Board committee and overseeing the evaluation of the Board, including its committees, and management of the Company. The Nominating and Governance Committee also establishes corporate governance practices in compliance with applicable regulatory requirements consistent with the highest standards and recommends to the Board the corporate governance guidelines applicable to us. See the Nominating and Governance Committee’s charter for additional information on the responsibilities and activities of the Nominating and Governance Committee.
Director Qualifications.   Our Nominating and Governance Committee has established policies for the desired attributes of the Board as a whole, including as set forth in our Corporate Governance Guidelines. The Board seeks to ensure that a majority of its members are independent within the NYSE listing standards. Further, each director generally may not serve as a member of more than three other public company boards. In addition, Audit Committee members may not simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. Each director must possess personal integrity, leadership skills, a business and professional background that would complement the skills and experience of the other members of the Board, the ability to think strategically about the long-term interests of the Company and our stockholders, and a breadth of knowledge about matters affecting the Company and its industry. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, gender, race, ethnicity, age, skills and experience and endeavors to include women and minority candidates in the qualified pool from which Board candidates are chosen. The Nominating and Governance Committee conducts reviews of current directors in light of the considerations described above and their historical contributions to the Board. The Board reviews the effectiveness of its director candidate nominating practices annually.
Identifying and Evaluating Nominees.   Generally, the Nominating and Governance Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
Our Nominating and Governance Committee periodically assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee will evaluate the qualifications set forth above and may consider additional factors it deems appropriate including judgment, skill, strength of character, experience with businesses and organizations comparable to our size or scope and specialized knowledge or experience. Depending on the current needs of the Board, certain factors may be weighted more or less heavily by the Nominating and Governance Committee.
The Nominating and Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
Stockholder Nominees.   Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. We did not receive any director nominations by stockholders for the 2021

Annual Meeting. The Nominating and Governance Committee will consider properly submitted stockholder submissions for nominations to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials to our Secretary in compliance with the requirements set forth in our Bylaws and below in “Additional Information  —  Proposals for 2022 Annual Meeting.”
Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications,” and such other information regarding each nominated person as set forth in our Bylaws and that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest. The nominee’s written consent to the nomination should also be included with the nominating submission, which should be addressed to: Agree Realty Corporation, 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary.
Executive Committee.   The Executive Committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the Board except for those which require action by a majority of the independent directors or the entire Board.
Compensation Committee Interlocks and Insider Participation
During 2020, the Compensation Committee consisted of William S. Rubenfaer (Chairman), Craig Erlich (until his resignation from the Board in August 2020), Farris G. Kalil, Greg Lehmkuhl and Jerome Rossi. No member of the Compensation Committee has served as an officer or employee of our Company or any of our subsidiaries prior to such member’s resignation from the Board. In addition, during 2020, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or Compensation Committee. No member of the Compensation Committee has any other business relationship or affiliation with our Company or any of our subsidiaries (other than his service as a director).
Director Compensation
The Compensation Committee establishes and oversees our director compensation program. Director compensation is established with a view to attract highly qualified non-management directors and fairly compensate non-management directors for their time and effort on behalf of stockholders. Each non-management director who is not an employee of, or affiliated with, the Company received an annual fee of $60,000 in 2020. Effective 2020, the Compensation Committee approved increasing the annual fee for each non-management director to $120,000, with $60,000 to be paid in cash, subject to the Director’s election, and $60,000 to be paid in common stock. In 2020, seven Directors elected to receive all or a portion of the annual fee in common stock in lieu of cash. Payment of the annual fee is made in February following the fiscal year in which the non-management director served on the Board. The amount of common stock issued was determined by dividing the dollar amount of each Director’s fee by the closing price of the common stock on February 23, 2021, which was $64.56. Directors who are employees or officers of our Company or any of our subsidiaries do not receive any additional compensation for serving on the Board or any committees thereof.
The Chairperson of the Audit Committee and the Lead Independent Director each receive $6,000, which is subject to the same cash or common stock election described above. Directors do not receive any additional compensation in any form for their service, including for attendance at meetings of the Board or its committees. The Company reimburses directors for out-of-pocket expenses incurred in connection with their service on the Board.
The following table provides compensation information for the year ended December 31, 2020 for each non-management director.

Name	Fees Earned or Paid in Cash(1)
Karen Dearing(2)	$5,096
Craig Erlich(3)	41,589
Merrie S. Frankel	60,000
Michael Hollman(4)	22,356
Farris G. Kalil	66,000
Gregory Lehmkuhl	60,510
Simon Leopold	60,000
Jerome Rossi	60,000
William S. Rubenfaer	60,000

(1)
Seven of our non-management directors elected to receive shares of our common stock in lieu of cash for payment of the fees payable to them for their service in 2020. Ms. Frankel elected to receive 50% of the fees payable to her for her service in 2020 in the form of common stock, with the remaining 50% of the fees paid in cash. The aggregate numbers of shares of common stock earned by the non-management directors for their service in 2020 were as follows: Ms. Dearing, 79; Ms. Frankel, 465; Mr. Hollman, 346; Mr. Lehmkuhl, 937; Mr. Leopold, 929; Mr. Rossi, 929; and Mr. Rubenfaer, 929. These shares were issued based on $64.56, the fair market value of our common stock on February 23, 2021.

(2)
Ms. Dearing was appointed to the Board on December 1, 2020 and received pro rata compensation for the year ended December 31, 2020.

(3)
Mr. Erlich served on the Board until his resignation on August 17, 2020.

(4)
Mr. Hollman was appointed to the Board on August 17, 2020 and received pro rata compensation for the year ended December 31, 2020.

Corporate Governance
The Board has adopted Corporate Governance Guidelines, a copy of which can be found in the Corporate Governance section of our website at www.agreerealty.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
The Board also has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets out basic principles to guide the actions and decisions of all of our employees, officers, including our chief executive officer, chief financial officer and chief accounting officer, and directors. The Code of Conduct, also available in the Corporate Governance section of our website at www.agreerealty.com, covers numerous topics including honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. Waivers of the Code of Conduct are discouraged, but any waiver that relates to our executive officers or directors may only be granted by the Board. See “Related Person Transactions” for additional information on the Board’s policies and procedures regarding related person transactions. The Company also recently adopted an executive compensation clawback policy as further discussed under “Compensation Discussion and Analysis” below.
Copies of our committee charters, Corporate Governance Guidelines and Code of Conduct are available on our website and will be sent to any stockholder, without charge, upon written request to our executive offices: Agree Realty Corporation, 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary.
Communications with the Board
Interested parties who want to communicate with our non-management directors confidentially may do so by sending correspondence to:

Non-Management Directors
Agree Realty Corporation
70 E. Long Lake Road
Bloomfield Hills, MI 48304
Attention: Secretary
Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate whether you are a stockholder of the Company.
Interested parties and stockholders of the Company who want to communicate with the Board or any individual director can write to:
Agree Realty Corporation
70 E. Long Lake Road
Bloomfield Hills, MI 48304
Attention: Secretary
Your letter should indicate that you are an interested party or a stockholder of the Company. Depending on the subject matter, the Secretary will:
•
Forward the communication to the director or directors to whom it is addressed;

•
Attempt to handle the inquiry directly; for example, where it is a request for information about our Company or if it is a stock-related matter; or

•
Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

EXECUTIVE OFFICERS
The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.
Name	Age	Title
Richard Agree	77	Executive Chairman of the Board and Director
Joel Agree	42	President, Chief Executive Officer and Director
Simon Leopold	53	Executive Vice President, Chief Financial Officer and Secretary
Craig Erlich	53	Chief Operating Officer
Laith Hermiz	50	Executive Vice President, Real Estate
Danielle Spehar	53	General Counsel
David A. Wolff	51	Chief Accounting Officer
Simon Leopold has served as Executive Vice President, Chief Financial Officer and Secretary of the Company since February 2021. From July 2019 until February 2021, Mr. Leopold served as a member of the Board and Audit Committee. He previously served as Executive Vice President and Chief Financial Officer of Taubman Centers, Inc. (“Taubman”) from January 2016 until January 2021, and served as Treasurer of Taubman from September 2012. Mr. Leopold joined Taubman in September 2012 as Senior Vice President, Capital Markets and Treasurer, and he became Executive Vice President, Capital Markets and Treasurer in March 2015. Previously, Mr. Leopold served as managing director in the real estate investment banking groups at Deutsche Bank (1999 to 2011), KBW (2011 to 2012) and UBS (2012). Mr. Leopold also worked in New York City government in a variety of urban planning and economic development positions in the Office of the Mayor, Department of City Planning and the city’s Economic Development Corporation. He is a member of the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.
Craig Erlich has served as Chief Operating Officer since February 2021. Prior to his appointment as Chief Operating Officer, Mr. Erlich served as the Company’s Chief Investment Officer since August 2020 and was a member of the Board from July 2018 to August 2020. Prior to his appointment as Chief Investment Officer, Mr. Erlich served as an Executive Vice President and General Manager of the George P. Johnson Company (“GPJ”), a global experiential marketing firm with 30 offices worldwide since 2015. Mr. Erlich had full responsibility for operations in GPJ’s world headquarters in Detroit, Michigan and its Nashville, Tennessee facilities. Prior to GPJ, Mr. Erlich was the owner, President and Chief Executive Officer of pulse220, a boutique meetings and events firm which he successfully sold to GPJ in 2015. Prior to pulse220, Mr. Erlich served as the President of QMS, a direct marketing and fulfillment firm in Detroit, Michigan. Mr. Erlich is a two-time nominee of the Ernst & Young Entrepreneur of the Year award and holds a Bachelor of Arts in Marketing from the Eli Broad College of Business at Michigan State University. Mr. Erlich currently serves on the Executive Board of the Michigan and Northwest Ohio Chapter of JDRF (formerly called the Juvenile Diabetes Research Foundation).
Laith Hermiz has been our Executive Vice President, Real Estate, since February 2021. He previously served as our Chief Operating Officer from November 2015 to February 2021. Prior to joining our Company as an Executive Vice President in April 2010, Mr. Hermiz served as Vice President Development/Redevelopment of Ramco-Gershenson Properties Trust from July 2007 to April 2010. Previously, Mr. Hermiz was Managing Director of Joseph Freed and Associates LLC from April 2004 to July 2007. Mr. Hermiz holds a Bachelor of Science degree from Loyola University Chicago and a Juris Doctor degree from University of Detroit Mercy School of Law. He is a licensed attorney and real estate broker in the State of Michigan and is an active member of the State Bar of Michigan and the International Council of Shopping Centers.
Danielle Spehar joined the Company in 2016 as Vice President of Transactions and was promoted to General Counsel in February 2019. She is responsible for leading the Company’s transaction team and managing the Company’s legal affairs. Prior to joining the Company, Ms. Spehar was engaged in the private practice of law at Maddin, Hauser, Roth & Heller, P.C. from November 2001 to December 2016, where she previously served as a member of the firm’s Executive Committee, co-head of the firm’s Real Estate Practice Group and member of the firm’s Recruiting Committee. She has extensive experience in the leasing and the acquisition, sale, and development of commercial real estate. Ms. Spehar holds a Juris Doctor degree from the University of Detroit Mercy School of Law, a Master of Business Administration from Wayne State University and a Bachelor of Science in Business Administration from Central Michigan University. She is a member of the Real Property Section and the Commercial Real Estate Development and Ownership Committee of the State Bar of Michigan as well as the American Bar Association.
David Wolff has been our Chief Accounting Officer since February 2019. Prior to joining the Company, he served as Vice President, Financial Reporting and Chief Accounting Officer at Taubman from March 2015 to November 2018. During his tenure at Taubman, Mr. Wolff served in various financial reporting, compliance and technical accounting capacities, including Vice President, Financial Reporting from March 2012 to March 2015 and Director, Accounting Standards & Compliance. Prior to joining Taubman in 1997, Mr. Wolff was an audit manager at Deloitte & Touche, where he worked for seven years.
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
The Compensation Committee (referred to as the “Committee” in this section), composed entirely of independent directors, administers our executive compensation program. The Committee’s responsibilities include recommending and overseeing compensation, benefit plans and policies, reviewing and approving equity grants, administering share-based and unit-based plans, and reviewing and approving, annually, all compensation decisions relating to our executive officers. This section of the proxy statement explains how our compensation programs are designed and operate with respect to our named executive officers, which includes Joel Agree, our President and Chief Executive Officer; Craig Erlich, our former Chief Investment Officer and current Chief Operating Officer; Laith Hermiz, our former Chief Operating Officer and current Executive Vice President, Real Estate; Clayton Thelen, our former Chief Financial Officer and Secretary; and Danielle Spehar, our General Counsel. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.

Compensation Objectives and Philosophy
Our compensation program for the named executive officers generally consists of base salary, annual incentive awards, long-term share-based and unit-based incentive awards and certain other benefits. We also provide severance arrangements for certain of our named executive officers. The following summarizes the key principles and objectives of our approach to executive compensation:
•
Provide total compensation that is both fair and competitive.   To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Committee assesses the competitiveness of our compensation for our executive officers by comparing our compensation to executive officer compensation at peer public companies.

•
Attract, retain and motivate key executives who are critical to our operations.   The primary purpose of our executive compensation program has been, and is, to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing them with incentives and economic security.

•
Reward superior individual and Company performance on both a short-term and long-term basis.   Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.

•
Align executives’ long-term interests with those of our stockholders.   The Company seeks to align these interests by providing a significant portion of executive officer compensation in the form of common stock. Through stock ownership guidelines for named executive officers and grants of restricted common stock that vest over a period of five years and performance unit awards, the amount of which are based on total shareholder return, the value of the executive officers’ total compensation should increase as total returns to stockholders increase. The Company expects the value of these elements as a percentage of each executive officer’s annual base salary to motivate executive officers to continually improve their performance and create value for the Company over the long-term. In 2021, the Company’s executive compensation program will continue to be designed to reward favorable execution of specific Company performance goals.

The Committee seeks to ensure the foregoing objectives are achieved by considering individual performance reviews, Company performance, hiring and retention needs, internal pay equity, market data and other external market pressures in finalizing its compensation determinations.
Determining Compensation for Named Executive Officers
The Committee meets without management present to determine the compensation of the named executive officers. Prior to such meeting, the Committee receives compensation recommendations from Joel Agree, our President and Chief Executive Officer. We believe that because of his experience with our Company and his involvement in setting and executing the Company’s business goals, strategies, and performance, he is able to provide valuable input regarding the overall effectiveness of the management team and each individual’s contribution to our performance. Joel Agree’s recommendations are supported by formal performance reviews for each named executive officer which include an evaluation of the individual’s performance against pre-determined performance metrics. The Committee retains the discretion to modify his recommendations and reviews such recommendations for their reasonableness based on Company performance, market information, and the Committee’s compensation philosophy and related considerations. Joel Agree does not provide input with respect to his own compensation.
In 2020, the Company and the Committee utilized Meridian to assist the Company with matters related to the composition of the Company’s compensation peer group and the Company’s establishment of, accounting for, and benchmarking of its executive compensation program.
Compensation Committee Consideration of the 2020 Vote on Executive Compensation
In determining our executive compensation program for the remainder of 2020 and for 2021, the Committee considered the results of the 2020 advisory vote of our stockholders on executive compensation presented in our 2020 proxy statement. The Committee noted that more than 97% of the votes cast approved the compensation of our named executive officers as described in our 2020 proxy statement. The Committee considered these voting results supportive of the Committee’s general executive compensation practices.
Elements and Criteria of Compensation in 2020 for Named Executive Officers
Our compensation program for named executive officers generally consists of base salary, annual cash incentive awards, long-term share-based and unit-based incentive awards and certain other benefits. The Committee believes that incentive awards and long-term share-based and unit-based incentive awards should relate to objectives established by the Board and management to achieve the Company’s financial and other objectives. We also provide severance arrangements for certain of our named executive officers.
The Committee assessed the competitiveness of the Company’s current compensation levels for the named executive officers, as described above. This assessment compared the Company’s compensation of certain named executive officers to the same officer levels of a peer group of 13 publicly-traded REITs that were selected either because their enterprise value, market capitalization or total assets were generally comparable to ours. The members of the peer group are:
Acadia Realty Trust	Retail Opportunity Investments Corporation
American Assets Trust, Inc.	Rexford Industrial Realty, Inc.
EastGroup Properties, Inc.	RPT Realty
Four Corners Property Trust, Inc.	Seritage Growth Properties
Kite Realty Group Trust	Spirit Realty Capital, Inc.
Lexington Realty Trust	Terreno Realty Corporation
Monmouth Real Estate Investment Corporation
According to the materials provided to the Committee, which members of management prepared and Meridian reviewed: (i) enterprise values of the peer group ranged from approximately $1.7 billion to approximately $7.3 billion, and the Company’s enterprise value was in the 78th percentile of the peer group; and (ii) market capitalizations of the peer group ranged from approximately $700 million to approximately $6.3 billion, and the Company’s market capitalization was in the 82nd percentile of the peer group.
The materials provided to the Committee and reviewed by Meridian included the tenure of the executive officers of the peer group companies in their current positions, as well as the following compensation components for the executive officers of the peer group companies: (i) base salary (data primarily from 2019), (ii) target annual incentives (data primarily from 2019), (iii) target total cash compensation (sum of  (i) and (ii)), (iv) long-term incentives (data primarily from 2019) and (v) total direct compensation (sum of  (iii) and (iv)).
The materials showed that the 2020 base salary level for certain named executive officers (other than the CEO) was below the peer group’s 25th percentile. The following table provides a summary of the base salary, the cash incentive awards, the long-term incentive grant date fair value and the total direct compensation of certain named executive officers compared to the mean of those of the peer group:
	Company versus Peer Group Mean
	Base Salary	Cash Incentive Award	Long-Term Incentive Grant Date Fair Value	Total Direct Compensation
Chief Executive Officer(1)	6%	67%	27%	31%
Chief Financial Officer(2)	-28%	-21%	N/A	N/A
Chief Operating Officer	-32%	-46%	-52%	-45%
General Counsel	-22%	-51%	-34%	-34%

(1)
Excludes the $1.5 million one-time cash bonus granted in connection with the signing of Mr. Agree’s new employment agreement in October 2020.

(2)
Mr. Thelen resigned as Chief Financial Officer, effective February 19, 2021, and did not receive a long-term incentive award under the Executive Incentive Plan.

The Company sets annual base salaries at a level it believes necessary to attract and retain the named executive officers, commensurate with the officers’ responsibilities, reputations and experience. The Company sets annual cash target incentive awards at levels it believes necessary to attract and retain the named executive officers, the amount of which ultimately is approved by the Committee and depends on management’s achievement of certain Company and individual objectives. The Company has also determined to pay time-based long-term equity incentive compensation to (i) encourage the named executive officers to pursue strategies that will create long-term value for our stockholders, (ii) align the interests of management with those of our stockholders by tying a significant portion of compensation to the value of common stock with time-based vesting and (iii) promote continuity of management by retaining our named executive officers.
For fiscal year 2020, the Committee determined that executive compensation would consist of: (i) annual cash base salaries; (ii) annual cash incentive awards; and (iii) two forms of long-term equity-based compensation: 50% restricted share awards subject to time-based vesting provisions over a five-year period and 50% performance-based equity awards subject to a performance-based measurement period of three years and vesting provisions over a three-year period.
The following narrative discusses the components of fiscal year 2020 compensation.
Base Salary
The Committee believes that base salary is a primary factor in retaining and attracting key employees in a competitive marketplace, as well as in preserving an employee’s commitment during downturns in the REIT industry and/or equity markets. When determining the base salary for each of the named executive officers, the Committee considers the individual’s experience, current performance, potential for advancement, internal pay equity and market data.
The base salaries paid to the named executive officers in 2020 are set forth below in the “Executive Compensation Tables  —  Summary Compensation Table.” Joel Agree’s base salary was $675,000 in 2019 and $750,000 in the first nine months of 2020, an increase of 11%. In October 2020, Mr. Agree signed a new employment agreement that increased his annual base salary to $875,000. Mr. Thelen’s base salary was $285,000 in 2019 and $314,000 in 2020, an increase of 10%. Laith Hermiz’s base salary was $315,000 in 2019 and $315,000 in 2020. Upon his appointment to Chief Investment Officer in August 2020, Craig Erlich was granted a base salary of $350,000. Danielle Spehar’s base salary was $250,000 in 2019 and $300,000 in 2020, an increase of 20%.
Effective March 1, 2021, the Committee approved annual base salaries for Joel Agree, Craig Erlich, Laith Hermiz and Danielle Spehar of $875,000, $400,000, $315,000, and $330,000, respectively. Upon his February 2021 appointment as Chief Financial Officer, Mr. Leopold was granted a base salary of $450,000.
The Executive Incentive Plan
The Company maintains an Executive Incentive Plan under which annual cash and long-term equity incentive awards for 2020 were granted to our participating named executive officers by our Committee. For purposes of the Executive Incentive Plan, participating named officers include the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel. Because Mr. Erlich was not appointed to Chief Investment Officer until August 2020, Mr. Erlich’s incentive awards for 2020 were granted pursuant to his appointment rather than pursuant to the Executive Incentive Plan. Beginning in 2021, Mr. Erlich’s incentive awards will be determined in accordance with the Executive Incentive Plan. All equity awarded under the Executive Incentive Plan is granted pursuant to the 2020 Plan.
In 2020, the Committee continued its practice of awarding annual cash awards and long-term equity incentive awards under the Executive Incentive Plan. In February 2020, following a review of the Company’s long-term equity incentive award program against that of its peer group, the Committee amended its Executive Incentive Plan through the establishment of fixed equity awards for each named executive officer. In connection with this decision, in February 2021, the Committee granted to the named executive officers long-term equity incentive awards comprised of restricted common stock and performance units for the 2021 incentive plan year. The restricted common stock awards are subject to time-based vesting conditions, and the restricted performance unit awards are subject to performance-based vesting conditions, which were established at the time of grant. A detailed summary of the awards and the vesting conditions are set forth below under “Long-Term Equity Incentive Compensation.”
Annual Cash Incentive Awards.   The Committee believes that annual cash incentive awards provide a meaningful incentive for the achievement of short-term Company and individual goals, while assisting us in retaining, attracting and motivating employees in the near term. The 2020 threshold, target, and maximum cash incentive award opportunity, as well as the 2020 actual award as a percentage of base salary, is included below.
	2020 Annual Cash Incentive Bonus Opportunity (as % of Base Salary)
Position	Threshold	Target	Maximum	2020 Actual
Chief Executive Officer	62.5%	125.0%	187.5%	185.9%
Chief Financial Officer	33.0%	66.0%	100.0%	89.1%
Chief Operating Officer	25.0%	50.0%	75.0%	64.2%
General Counsel	16.7%	33.3%	50.0%	50.0%
The annual cash incentive opportunities were awarded to the extent the Company attained certain threshold, target or maximum-level achievements for the following performance goals during 2020, as certified by the Committee:
AFFO Growth Goal:   For the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel, 50% of the award was based upon year-over-year percentage growth of the Company’s adjusted funds from operations (“AFFO”) per share. The 2020 threshold, target, and maximum-level achievements and 2020 actual performance is included below:
	Threshold	Target	Maximum	2020 Actual
AFFO Growth	4.0%	6.0%	8.0%	6.0%
Cash Award Summary	Threshold	Target	Maximum	2020 Actual	Award % of Target
Chief Executive Officer	$243,258	$486,515	$729,773	$729,773	150%
Chief Financial Officer	51,810	103,620	155,430	155,430	150%
Chief Operating Officer	39,375	78,750	118,125	118,125	150%
General Counsel	25,000	50,000	75,000	75,000	150%
In reviewing the Company’s performance in 2020, the Committee determined that the AFFO growth per share results would have been at maximum excluding the impact of COVID-19 on the Company’s operating results and the dilution resulting from the Company’s corresponding decision to strategically equitize the business early in 2020. In light of this determination, on February 4, 2021, the Committee determined to award amounts to each named executive officer, and all other applicable employees of the Company, based upon maximum-level achievement of the AFFO growth goal.
Management Business Objectives:   For the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, 35% of the award was based upon the achievement of specific operating and management business objectives. The specific operating and management business objectives include: balance sheet criteria, asset management and portfolio characteristic goals, acquisition goals, development goals, and Partner Capital Solutions (“PCS”) goals. The following performance metrics and achievement thereof were used to determine award amounts related to management business objectives, which were as follows; (1) 2020 year-end net debt to recurring EBITDA of approximately 4.8x and fixed charge coverage of 4.8x; (2) 2020 year-end occupancy of 99.5%, rental income generated by investment grade tenants of 67.5% and a weighted-average remaining lease term of 9.7 years; (3) the acquisition of 317 properties net leased to industry-leading retailers for an aggregate investment of  $1.31 billion; (4) the commencement of eight development and PCS projects with anticipated aggregate costs of  $33.2 million; (5) the completion of two sale-leaseback transactions for an aggregate investment of  $36.0 million.
The threshold, target, and maximum-level achievements and 2020 actual performance is included below:
Management Business Objectives
Cash Award Summary	Threshold	Target	Maximum	2020 Actual	Award % of Target
Chief Executive Officer	$170,280	$340,561	$510,841	$498,038	146%
Chief Financial Officer	36,267	72,534	109,900	108,081	150%
Chief Operating Officer	27,563	55,125	82,688	72,196	131%
General Counsel(1)	N/A	N/A	N/A	N/A	N/A

(1)
The General Counsel’s award is not related to the achievement of specific operating results given the risk management nature of her position.

Subjective Achievements:   For the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, 15% of the award was based upon the Committee’s subjective review of activities or objectives determined at the discretion of the Committee. For the General Counsel, 50% of the award was based upon the Committee’s subjective review of activities or objectives determined at the discretion of the Committee. The Committee awarded a $218,932 cash bonus to Joel Agree, a $15,543 cash bonus to Clayton Thelen, an $11,813 cash bonus to Laith Hermiz and a $75,000 cash bonus to Danielle Spehar for their performance and achievements in relation to the Committee’s assessment of subjective achievements for 2020.
Long-Term Equity Incentive Compensation.   The Committee believes that share-based incentive awards, with multiple-year vesting, provide a strong incentive for employees to focus on our long-term fundamentals and thereby create long-term stockholder value. These awards also assist us in maintaining a stable, continuous management team in a competitive market. The Committee historically has issued restricted stock for purposes of long-term incentive compensation, which provides significant upside incentive and aligns our officers’ interests with our stockholders, while also maintaining some down-market protection. For 2020, the Committee determined to grant long-term equity grants consisting of 50% restricted common stock and 50% performance units. For the Chief Executive Officer the long-term incentive award is valued in total at 450% of base salary; for the Chief Operating officer the long-term incentive award is valued in total at 111% of base salary; for the Chief Investment Officer the long-term incentive award is valued in total at 63% of base salary, and for the General Counsel the long-term incentive award is valued in total at 100% of base salary.
Awards of Restricted Common Stock.   The shares of restricted common stock awarded to the individuals for the 2020 incentive plan year vest ratably over a five-year period with one-fifth (1/5) of the shares vesting on February 23 in each of 2022 through 2026. The Committee awarded an aggregate of 32,141 shares of restricted common stock for the 2020 incentive plan year for a total value of $2,075,023 to our named executive officers. The grant date fair value of each share was $64.56 based on the closing sales price of our common stock on February 23, 2021. The grants were as follows: Joel Agree, 27,107 shares; Laith Hermiz, 2,711 shares; and Danielle Spehar, 2,323 shares.
Awards of Performance Units.   The Committee awarded an aggregate of 32,141 performance units for the 2020 incentive plan year for a total value of $2,075,023 to the participating named executive officers on February 23, 2021. The number of units awarded was based on the closing sales price of our common stock on February 23, 2021, which was $64.56. The grants were as follows: Joel Agree, 27,107 units; Laith Hermiz, 2,711 units; and Danielle Spehar, 2,323 units. The awards are subject to forfeiture in the event that the performance level is below threshold, as defined in the table below. The actual number of units to eventually be earned by the individuals will be calculated based on a three-year performance period beginning on January 1, 2021 and will be based on the achievement of the following performance goals:

•
Position within the MSCI US REIT Index: 50% of the award is based upon the total shareholder return (“TSR”) percentile rank versus the MSCI US REIT index for the three-year performance period; and

•
Position within the Company-defined Peer Group: 50% of the award is based upon TSR percentile rank versus a specified net lease peer group for the three-year performance period.

Following the three-year performance period, shares of restricted common stock will be issued correlating to the levels of achievement on the performance units: 50% at threshold, 100% at target, and 150% at maximum. Achievement percentages between the threshold and target and between the target and maximum levels will be interpolated based on actual results in each category. Following the performance period, one-third of the shares earned will vest each year for three years. Performance levels and corresponding award funding levels for 2020 performance units are summarized in the below table:
Performance Level	3-Year Relative TSR Positioning	% of Target Award Funded
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%
Other Named Executive Officer Awards
The Committee also awarded compensation separate from the Executive Incentive Plan to certain of the Company’s named executive officers. In connection with the signing of Mr. Agree’s new employment agreement in October 2020, the Committee awarded Mr. Agree a one-time cash bonus of $1,500,000. In connection with his appointment as Chief Investment Officer, the Committee awarded Craig Erlich a sign-on bonus of $299,978 in the form of restricted stock on August 19, 2020. Craig Erlich received 4,541 shares subject to time-based vesting provisions over a five-year period in connection with the award, based on $66.06, the fair market value of our common stock on August 19, 2020. The Committee also awarded Craig Erlich a $112,432 cash bonus and a $112,464 equity-based award consisting of 50% restricted common stock and 50% performance units. Mr. Erlich received 871 shares subject to time-based vesting provisions over a five-year period in connection with the restricted stock award, based on $64.56, the fair market value of our common stock on February 23, 2021. Mr. Erlich received 871 performance units based on the closing sales price of our common stock on February 23, 2021, which was $64.56. The award is subject to forfeiture in the event that the performance level is below threshold, as defined in the table above. The actual number of units to eventually be earned by Mr. Erlich will be calculated based on a three-year performance period beginning on January 1, 2021 and will be based on the achievement of the performance goals outlined above. Due to Mr. Erlich’s appointment as Chief Investment Officer in August 2020, his cash bonus award and equity-based award were based upon the Committee’s subjective review of activities or objectives determined at the discretion of the Committee.
Perquisites and Other Benefits
We have historically maintained a conservative approach to providing perquisites to executive officers. We provide certain named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program and will better enable us to attract and retain superior employees for key positions. These perquisites have been carefully selected to ensure that the value provided to employees is not at the expense of stockholder concern. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. In 2020, certain of our officers were provided with an annual car allowance, associated car maintenance and fuel allowance. The Committee may revise, amend or add to each named executive officer’s perquisites and personal benefits if it deems it advisable.
Severance Payments.   We currently have employment agreements with Joel Agree, Simon Leopold and Craig Erlich that provide severance payments under specified conditions. The Company also entered into a separation agreement with Clayton Thelen upon his resignation in February 2021 based on the severance provisions in his employment agreement. The Committee believes these agreements help to retain executives who are essential to our long-term success. See “Potential Payments Upon Termination or Change-in-Control” for a description of potential payments and benefits received by our named executive officers under our compensation plans and arrangements upon termination of employment or a change in control of our Company.
Timing and Pricing of Share-Based Grants
We do not coordinate the timing of share-based grants with the release of material non-public information. The Committee approves its annual grants of restricted stock to the named executive officers at its regularly scheduled executive compensation meeting which occurs at the beginning of the following fiscal year. The effective date for annual share-based grants is determined at each meeting and is generally the date of such meeting or shortly thereafter. The Committee generally establishes the date for its regularly scheduled meeting at least a year in advance. The Committee has not granted stock options in recent years.
Stock Ownership Guidelines
In May 2009, to further align the interests of certain executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Committee implemented stock ownership guidelines. The guidelines are applicable to the Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel and non-employee directors. In September 2019, the Board adopted revised stock ownership guidelines to “require” non-employee directors to comply with the guidelines, rather than “encourage” them to comply. In addition, the stock ownership guidelines for non-employee directors were increased from two times their annual director compensation to three times their annual director compensation beginning in 2020, and four times their annual director compensation beginning in 2021.
The stock ownership guidelines provide that, within three years of the date an individual first becomes subject to the guidelines upon becoming a director or executive officer such individual will be subject to the following guidelines, as applicable:
•
Our Chief Executive Officer is encouraged to own shares of our common stock, including restricted stock, valued at a minimum of five times annual base compensation;

•
Our Executive Chairman, Chief Financial Officer, Chief Operating Officer and General Counsel are encouraged to own shares of our common stock, including restricted stock, valued at a minimum of three times annual base compensation; and

•
Non-employee directors are required to own shares of our common stock valued at a minimum of three times their annual director compensation.

As of December 31, 2020, all of our directors and the above-referenced executive officers were either in compliance with our stock ownership guidelines or within the transition period and making progress to be compliant within the three-year period specified by the guidelines.
Policy Prohibiting Hedging and Pledging of Company Stock
The Board believes that ownership of shares of the Company’s common stock by the Company’s executive officers and members of the Board promotes alignment of the interests of the Company’s stockholders with those of its leadership. The Board recognizes that transactions that are designed to hedge or offset declines in the market value of the Company’s shares of common stock can disrupt this alignment, interfere with the Company’s compensation programs and philosophies, and undermine policies regarding share ownership.
The Board also recognizes that officer and director pledging of the Company’s common stock as collateral for indebtedness can be adverse to the interests of the Company’s stockholders because it creates the risk of forced sales that depress the value of the Company’s common stock, creates risk of legal violations, and may encourage excessive risk-taking by executives and directors.

The Board has adopted an anti-hedging and pledging policy that applies to transactions in shares of the Company’s common stock and other equity securities by members of the Board and officers of the Company designated by the Board as “executive officers” for the purposes of federal securities laws.
Under the policy, executive officers and directors of the Company shall not, directly or indirectly:
•
Purchase any financial instrument or enter into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds); or

•
Pledge, hypothecate, or otherwise encumber the Company’s common stock or other equity securities as collateral for indebtedness, including holding such shares in a margin account.

Executive Compensation Clawback Policy
In the event that the Board determines that any fraud, intentional misconduct or lack of sufficient oversight by a current or former executive officer of the Company was a significant contributing factor to the Company (i) having to restate all or a portion of its financial statements or (ii) having miscalculated one or more performance metrics used by the Committee to determine previously paid compensation that, if calculated correctly, would have resulted in a lower payment to one or more executive officers, the Board or Committee may take, in its discretion, such action as it deems appropriate to recover any cash or equity-based incentive compensation of any executive officer that was granted, earned, paid or vested in the three completed fiscal years immediately preceding the date of such determination and to prevent the recurrence of such fraud, intentional misconduct or lack of sufficient oversight to the fullest extent permitted by governing law.
Tax and Accounting Implications
Deductibility of Executive Compensation.   Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions, a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its “covered employees”. For this purpose, a “covered employee” is any individual who (i) is or acts in the capacity as the principal executive officer or the principal financial officer of the publicly-held corporation at any time during the year, (ii) is one of the three other most highly compensated officers of the publicly-held corporation for the year, or (iii) was an individual listed in either of the foregoing clauses (i) or (ii) in respect of the publicly-held corporation or any predecessor in any prior year beginning after 2016. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to any of our covered employees in excess of  $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.
Nonqualified Deferred Compensation.   Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will upon vesting be taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2021 proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2020.
COMPENSATION COMMITTEE
William S. Rubenfaer, Chairman
Gregory Lehmkuhl
Farris G. Kalil
Jerome Rossi

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the total compensation paid or earned by each of the named executive officers in 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joel Agree	2020	$792,788		$1,500,000	$3,500,056	$1,446,744	$46,025	$7,285,613
President and Chief	2019	664,615		—	3,500,016	1,195,000	45,793	5,405,424
Executive Officer	2018	609,712		—	3,362,974	877,000	45,579	4,895,265
Clayton Thelen	2020	$319,942		$—	$—	$279,774	$31,185	$630,901
Chief Financial Officer, Secretary(5)	2019	277,731		—	275,007	211,969	29,909	794,616
	2018	250,000		—	224,032	149,250	31,778	655,060
Laith Hermiz	2020	$327,115		$—	$350,044	$202,133	$40,087	$919,379
Chief Operating Officer,	2019	311,885		—	300,008	158,708	39,346	809,947
Executive Vice President(6)	2018	296,942		—	386,606	155,000	39,186	877,734
Craig Erlich	2020	$125,912		$299,978	$112,464	$112,432	$11,563	$661,629
Chief Investment Officer(7)
Danielle Spehar	2020	$300,961	$		$299,946	$150,000	$32,946	$783,853
General Counsel(8)	2019	238,279		—	200,005	120,000	27,355	585,639

(1)
For Mr. Agree, the amount reported reflects a one-time cash bonus granted in connection with the signing of Mr. Agree’s new employment agreement in October 2020. For Mr. Erlich, the amount reported reflects a sign-on bonus in the form of restricted stock on August 19, 2020. Mr. Erlich received 4,541 shares subject to time-based vesting provisions over a five-year period in connection with the award, based on $66.06, the fair market value of our common stock on August 19, 2020.

(2)
The amounts reported represent the full value of the stock awards issued for the applicable year and have been issued in accordance with the Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”) or the 2020 Plan, depending on the year. All 2020 amounts reflect awards for the 2020 incentive plan year, all 2019 amounts reflect awards for the 2019 incentive plan year and all 2018 amounts reflect awards for the 2018 incentive plan year. The awards are formally granted in the year subsequent to the incentive plan year in accordance with the Company’s established annual compensation grant cycle. For the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Investment Officer and General Counsel, the awards consist of 50% restricted common stock subject to time-based vesting provisions over a five-year period and 50% performance-based shares or units, depending on the year, subject to a performance-based measurement period of three years and vesting provisions over a three-year period. Regarding the performance-based shares and units, the amounts reported assume the achievement of target performance levels. For the General Counsel, the 2019 award consists of shares of restricted common stock that vest in equal installments over a five-year period from the date of grant. Further information about the terms and valuation of share-based awards is included in note 11 of our audited financial statements in our annual report on Form 10-K for the year ended December 31, 2020.

(3)
The amounts reported represent annual cash incentive awards under the Executive Incentive Plan. Because Ms. Spehar was not promoted to General Counsel until February 2019, Ms. Spehar’s non-equity incentive plan award for 2019 was not granted pursuant to the Executive Incentive Plan. Because Mr. Erlich was not appointed to Chief Investment Officer until August 2020, Mr. Erlich’s non-equity incentive plan award for 2020 was not granted pursuant to the Executive Incentive Plan.

(4)
For Mr. Agree, the amounts reported represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $13,500; health insurance premiums, $15,340; and annual car allowance and associated car maintenance and fuel, $17,185. For Mr. Thelen, the amounts reported represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $13,500; and health insurance premiums, $17,685. For Mr. Hermiz, the amounts reported represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $13,500; health insurance premiums, $20,057; and annual car allowance and associated car maintenance and fuel, $6,530. For Mr. Erlich, the amounts reported represent the aggregate incremental cost to the Company of his matching Simple IRA contribution, $3,786; and health insurance premiums, $7,777. For Ms. Spehar, the amounts reported represent the aggregate incremental cost to the Company of her matching Simple IRA contribution, $13,989; and health insurance premiums, $18,957.

(5)
Mr. Thelen served as our Chief Financial Officer and Secretary from December 2017 to February 2021.

(6)
Mr. Hermiz served as our Chief Operating Officer from November 2015 to February 2021.

(7)
Mr. Erlich served as our Chief Investment Officer from August 2020 until February 2021.

(8)
Ms. Spehar has served as our General Counsel since February 2019.

Grants of Plan-Based Awards for 2020
The following table sets forth information concerning equity and non-equity awards granted to the named executive officers in 2020:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards; Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Joel Agree	2/10/2020	486,515	973,091	1,459,546	—	—	—	—	—
Joel Agree	2/23/2020	—	—	—	—	—	—	21,979	1,749,968
Joel Agree	2/23/2020	—	—	—	10,990	21,980	32,970	—	1,981,841
Clayton Thelen(3)	2/10/2020	103,620	207,240	314,000	—	—	—	—	—
Clayton Thelen(3)	2/23/2020	—	—	—	—	—	—	1,727	137,504
Clayton Thelen(3)	2/23/2020	—	—	—	864	1,727	2,591	—	155,716
Laith Hermiz	2/10/2020	78,750	157,500	236,250	—	—	—	—	—
Laith Hermiz	2/23/2020	—	—	—	—	—	—	1,884	150,004
Laith Hermiz	2/23/2020	—	—	—	942	1,884	2,826	—	169,872
Craig Erlich(4)	8/19/2020	48,185	80,308	112,432	—	—	—	—	—
Craig Erlich	8/19/2020	—	—	—	—	—	—	4,541	299,978
Danielle Spehar	2/10/2020	50,000	100,000	150,000	—	—	—	—	—
Danielle Spehar	2/23/2020	—	—	—	—	—	—	2,512	200,005

(1)
The equity awards set forth in this column reflect restricted stock formally granted in 2020 with respect to the 2019 fiscal year. Awards vest in equal installments over a five-year period from February 23, 2020, the date of the grant. Awards set forth in this column were granted under the 2014 Plan. Cash dividends are paid on the restricted stock during the vesting period.

(2)
The amounts reported in this column represent the full value of the stock awards granted in 2020 and have been issued in accordance with the 2014 Plan. As awards granted in 2020, they were subject to the performance and other compensation criteria relating to calendar year 2019 as previously disclosed in the Company’s 2020 Proxy Statement. For Joel Agree, Clayton Thelen and Laith Hermiz, the awards consist of 50% restricted common stock subject to time-based vesting provisions over a five-year period and 50% performance-based units subject to a performance-based measurement period of three years and vesting provisions over a three-year period. Regarding the performance-based units, the amounts reported assume the achievement of target performance levels. For Craig Erlich and Danielle Spehar, the awards consist of shares of restricted common stock that vest in equal installments over a five-year period from the date of grant.

(3)
Mr. Thelen resigned as Chief Financial Officer, effective February 19, 2021 and certain equity awards were forfeited in connection therewith.

(4)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards for Mr. Erlich represent prorated amounts based on his employment agreement. Given Mr. Erlich commenced employment as Chief Investment Officer on August 19, 2020, he was only eligible to receive a prorated amount of the awards specified in his employment agreement, based on his time of service during the year.

Narrative Disclosure of Summary Compensation Table and Grants of Plan-Based Awards Table
In the case of each of Mr. Hermiz and Ms. Spehar, certain base salary determinations and grants of plan-based awards during the periods reflected in the tables above were influenced by the employment agreements and promotions discussed below.

Under the terms of a letter agreement dated March 11, 2010, Laith Hermiz was employed as our Executive Vice President (the “Hermiz Agreement”). Mr. Hermiz was subsequently appointed to Chief Operating Officer in November 2015, and he was named Executive Vice President, Real Estate in February 2021. The Hermiz Agreement initially provided for a base salary of $215,000, subject to annual review by the Board and the Compensation Committee. Effective March 1, 2021, the Committee approved an annual base salary for Mr. Hermiz of $315,000. The Hermiz Agreement also provided for certain benefits similar to those awarded to other named executive officers. On an annual basis, Mr. Hermiz is entitled to receive 2,500 shares of restricted stock, provided he is still employed by the Company at each year end. See “Potential Payments Upon Termination or Change-in-Control” discussion below.
Under the terms of a letter agreement dated October 11, 2016 (the “Spehar Agreement”), Danielle Spehar was employed as our Vice President of Transactions. Ms. Spehar was subsequently promoted to General Counsel in February 2019. At the time of her promotion, Ms. Spehar’s compensation was increased based on a review of executive officers of peer group companies in similar positions. The Spehar Agreement initially provided for a base salary of $160,000, payable in accordance with the Company’s normal payroll practices, and provided her with eligibility to receive an annual cash incentive award of 13% to 31% of her base salary, subject to performance hurdles determined by management, and a restricted stock grant valued at $50,000 at the time of grant. The Spehar Agreement also provided her with eligibility to receive annual long-term incentive awards, in the form of restricted stock, of 13% to 31% of her base salary, subject to certain corporate performance goals and management discretion. See “Potential Payments Upon Termination or Change-in-Control” discussion below.
For a discussion of the material terms of the employment agreements of Joel Agree, Clayton Thelen and Craig Erlich, see “Potential Payments Upon Termination or Change-in-Control — Employment Agreements” discussion below.

Outstanding Equity Awards at December 31, 2020
The following table sets forth information on the holdings of stock awards by the named executive officers as of December 31, 2020. No stock options are outstanding.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joel Agree	88,180	5,871,024	89,025	5,927,285
Clayton Thelen(3)	7,154	476,313	3,433	228,569
Laith Hermiz	10,105	672,791	10,116	673,523
Craig Erlich	4,541	302,340	—	—
Danielle Spehar	4,045	269,316	—	—

(1)
Shares of restricted stock vest in the following years along with performance shares and units assuming the achievement of target performance goals for 2019 and 2020 performance share and unit awards. 2018 performance share and unit awards were calculated at the maximum performance goals as the Compensation Committee determined in February 2021 that such awards were earned at the maximum performance level. Shares of restricted stock vest in equal installments over a five-year period from the date of grant. Performance shares and units are subject to a performance-based measurement period of three years. Following the performance period, one-third of the shares earned will vest each year for three years.

(2)
Based upon the closing price of our common stock on the NYSE on December 31, 2020 of $66.58.

	2021	2022	2023	2024	2025
Joel Agree	47,711	47,675	44,717	25,381	11,721
Clayton Thelen(3)	686	5,318	1,831	1,831	921
Laith Hermiz	6,113	5,487	5,042	2,575	1,004
Craig Erlich	908	908	908	908	909
Danielle Spehar	1,100	879	878	685	503

(3)
Mr. Thelen resigned as Chief Financial Officer, effective February 19, 2021 and accordingly, certain of the shares reflected above were subsequently forfeited.

Stock Vested and Options Exercised in 2020
The following table sets forth information on the shares of restricted stock held by the named executive officers that vested during 2020. No stock options are outstanding.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joel Agree	38,146	2,992,241
Clayton Thelen	341	27,150
Laith Hermiz	4,476	353,764
Craig Erlich	—	—
Danielle Spehar	598	44,338

(1)
The value realized is based on the number of shares of restricted stock that vested on the vesting date multiplied by the closing price of our common stock on the NYSE on the vesting date.

Potential Payments Upon Termination or Change-in-Control
The following section describes and quantifies potential payments and benefits to the named executive officers as of December 31, 2020, under our compensation and benefit plans and arrangements upon termination of employment or a change in control of our Company.
Joel Agree, Craig Erlich are, and Clayton Thelen was, subject to employment agreements with us that provide certain benefits in the event of the termination of their employment or a change in control. In addition, certain of our compensatory plans contain provisions, applicable to all of our named executive officers, regarding the acceleration of vesting and payment upon specified termination events, including in connection with a change in control.
Company Share-Based Plans
2020 Omnibus Incentive Plan
Joel Agree, Clayton Thelen, Laith Hermiz, Craig Erlich and Danielle Spehar participate in the 2020 Plan. During the 120 days following the termination of the participant’s employment for any reason, any unvested shares of restricted stock are forfeited, as well as any unpaid dividends on such shares. Under the 2020 Plan, the unvested shares of restricted stock immediately vest in the event our stockholders approve an agreement to merge, consolidate, liquidate or sell all, or substantially all, of our assets. The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time. In addition, in the event of a Change in Control (as defined therein) or a dissolution or liquidation of our Company, all unvested shares of restricted stock will become immediately vested. The Board has the discretion to determine whether any leave of absence should constitute a termination of employment.
Employment Agreements
Chief Executive Officer and President  —  Joel Agree
On October 9, 2020, the Company entered into a new employment agreement with Joel Agree to extend Mr. Agree’s term as President and Chief Executive Officer of the Company through September 30, 2023 (the “Agree Agreement”). The Agree Agreement supersedes Mr. Agree’s prior employment agreement with the Company, which had a term that was scheduled to expire on June 30, 2021.
The term of Mr. Agree’s employment under the Agree Agreement extends through September 30, 2023, and will automatically renew for successive two-year periods unless either party provides notice of non-renewal at least 60 days prior to the expiration of any term.
Under the Agree Agreement, Mr. Agree is entitled to receive a base salary of $875,000, subject to annual review by the Committee and participate in all benefit programs generally available to the Company’s executive officers, including any equity incentive plan or bonus plan. Beginning with the 2021 calendar year, Mr. Agree will be eligible to receive (1) a target annual bonus of 150% of his base salary based on attainment of performance targets, up to a maximum value of 350% and a threshold value of 75% (the “Annual Bonus”), and (2) target long-term incentive compensation equal to a grant date fair market value of 400% of his base salary to be awarded in restricted stock and performance awards in accordance with the 2020 Plan. Upon execution of the Agree Agreement, Mr. Agree was entitled to receive a one-time cash bonus of $1,500,000.
Upon any termination, Mr. Agree will receive a payment in cash of salary and other benefits earned and accrued prior to the date of termination. Except as set forth below or required by law, all other benefits and unvested securities of the Company will be forfeited as of the termination date.
In the event of termination of the Agree Agreement because of Mr. Agree’s death or Disability (as defined in the Agree Agreement), he (or his estate) will receive (i) salary and other benefits earned and accrued prior to the termination date, including reimbursement for expenses, (ii) the prorated portion of the Annual Bonus at “target” level for the year in which the termination occurs, (iii) elimination of any exclusively time vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, and (iv) in the event of Mr. Agree’s death, (a) a cash payment equal to two months of salary payable no later than 10 days after termination and (b) continuation to Mr. Agree’s spouse and dependents of fully paid health insurance under the Company’s health plans and programs applicable to senior executives during the one-year period following the date of termination.
If Mr. Agree’s employment is terminated by the Company for any reason other than death, Disability or Cause (as defined in the Agree Agreement), or by Mr. Agree for Good Reason (as defined in the Agree Agreement), the Company shall pay to Mr. Agree (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 200% of his base salary, (iv) a cash payment equal to 200% of Mr. Agree’s average Annual Bonus for the three years immediately preceding the year of termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested and (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company.
If Mr. Agree’s employment is terminated for nonrenewal of the employment agreement by either party, he will receive (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 100% of his base salary, (iv) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company, (v) a prorated Annual Bonus at the “target” level for the year in which the termination occurs and (vi) only in the case of expiration of the initial Term, elimination of any exclusively time-based vesting conditions on any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested.
If a Change in Control (as defined in the Agree Agreement) occurs prior to the expiration of the Agree Agreement and Mr. Agree is terminated by the Company for reasons other than death, Disability or Cause, or Mr. Agree terminates employment for Good Reason, the Company will pay to Mr. Agree, (i) any accrued but unpaid salary and accrued but unused vacation, (ii) reimbursement of expenses incurred but unpaid prior to termination, (iii) a cash payment equal to 300% of his base salary, (iv) a cash payment equal to 300% of his average Annual Bonus for the three years immediately preceding the year of the termination, (v) vesting of any restricted stock, stock option or other equity awards held by Mr. Agree to the extent unvested, (vi) for a period of one year after termination, health benefits under the Company’s health plans and programs applicable to senior executives of the Company and (vii) a prorated Annual Bonus at “target” level for the year in which his employment is terminated.
If Mr. Agree is terminated for Cause or Mr. Agree terminates his employment without Good Reason, the Company will pay him in cash the salary and other benefits (excluding any Annual Bonus not yet paid) earned and accrued prior to the date of termination, including reimbursement for expenses. If he is terminated by the Company for Cause or voluntarily terminates his employment, Mr. Agree will be subject to non-compete and non-solicitation provisions for one year following the date of termination. In addition, the Agree Agreement contains customary confidentiality provisions.
Former Chief Investment Officer and Current Chief Operating Officer  —  Craig Erlich
Under the terms of a letter agreement dated June 18, 2020 (as amended, the “Erlich Agreement”), Craig Erlich was employed as our Chief Investment Officer beginning August 19, 2020 and remained in this role through his February 2021 appointment as Chief Operating Officer. The Erlich Agreement provided for a base salary of $350,000, subject to adjustment, and provided him with eligibility to receive an annual cash incentive award of 62.5% to 87.5% of his base salary, subject to performance hurdles determined by the Company, and an annual grant of restricted stock and performance units valued at 62.5% to 87.5% of his base salary. He was also entitled to an equity signing bonus in the form of a grant of restricted stock in the value of $300,000.
Under the Erlich Agreement, if Mr. Erlich is terminated without Cause (as defined therein) due to or within one year following a Change in Control (as defined in the 2020 Plan), he will receive either (1) a cash amount equal to the sum of  (i) 200% of his current annual base salary, (ii) 200% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested, or (2) in the event his employment is terminated due to a change in control which occurs during the first year of employment, a cash amount equal to the sum of  (i) 200% of his current annual base salary plus $200,000, (ii) 200% of his target annual cash bonus, and (iii) his long-term incentive compensation will be considered earned at the target level and immediately vested. The values for items (1) (i) and (ii) and (2) (i) and (ii) shall be automatically adjusted down from 200% to 100% after the two-year anniversary of Mr. Erlich’s start date.
If Mr. Erlich’s employment is terminated without cause by the Company during the 12 months following the Start Date (the “Severance Period”) (as defined in the Erlich Agreement), Mr. Erlich will receive in addition to any accrued amounts: (1) during the remainder of the Severance Period, continued payment of his Annual Base Salary, payable in equal installments as if his employment had not ended; (2) a payment equal to his Annual Cash Bonus at target, prorated based on the percentage of the year that he was employed by the Company; (3) immediate vesting of any restricted stock, stock option or other equity awards held by Mr. Erlich, to the extent unvested, including any performance awards at target during the Severance Period; and (4) during the Severance Period, such health benefits under the Company’s health plans and programs applicable to senior executives of the Company generally as he would have received and at such costs to him as would have applied in the absence of such termination, provided that the Company shall in no event be required to provide such benefits after such time as he become entitled to receive benefits from another employer or recipient of his services.
The Erlich Agreement conditions the receipt of severance payments on Mr. Erlich’s compliance with his post-employment obligations, which include confidentiality, non-solicitation and non-compete obligations.
Former Chief Financial Officer  —  Clayton Thelen
Clayton Thelen served as the Company’s Chief Financial Officer and Secretary until February 19, 2021 pursuant to a letter agreement dated October 20, 2017 (the “Thelen Agreement”). The Thelen Agreement provided for a base salary of $250,000, subject to increase as recommended by the Chief Executive Officer and approved by the Committee, and provided him with eligibility to receive an annual cash incentive award of 60% to 90% of his base salary, subject to performance hurdles determined by the Board, and a restricted stock grant valued at $200,000 based on the grant date fair value of $49.22 per share. The restricted stock would have vested on the five-year anniversary of December 4, 2017. Upon his resignation in February 2021, the Company entered into a separation agreement with Clayton Thelen that provided for accelerated vesting of a portion of Mr. Thelen’s restricted stock grant based on his years of service with the Company. Under the Thelen Agreement, as of December 31, 2020, if Mr. Thelen were terminated without Cause (as defined therein) due to or within one year following a change in control (as defined therein), he would have received either (1) a cash amount equal to the sum of  (i) 200% of his current annual base salary, (ii) 200% of his annual cash incentive award for the previous fiscal year and (iii) any long-term incentive compensation for the year in which the termination occurs will be considered earned at the target level and immediately vested, or (2) in the event his employment were terminated due to a change in control which occurred during the first fiscal year of his employment, a cash amount equal to the sum of  (i) 200% of his current annual base salary plus $200,000, (ii) 200% of his projected threshold annual cash incentive award, and (iii) his threshold long-term incentive compensation would be considered earned at the target level and immediately vested. The values for items (1) (i) and (ii) and (2) (i) and (ii) were automatically adjusted down from 200% to 100% after the two-year anniversary of Mr. Thelen’s start date. Mr. Thelen would not receive any severance following a change in control in the event he were retained by a successor organization for one year substantially on the same terms as set forth under the Thelen Agreement.
If Mr. Thelen’s employment were terminated by the Company for Cause, he would not have been entitled to any severance payments, and he would forfeit any unvested securities of the Company. If Mr. Thelen’s employment were terminated by the Company without Cause or by him with Good Reason (as defined therein), he would have (i) received a severance amount equal to 100% of his annual base salary, (ii) been deemed to have vested in a pro rata portion of the restricted stock set forth in the letter agreement, based on the number of completed years of service since the start date and (iii) been released from his post-employment non-competition covenant.
The Thelen Agreement conditioned the receipt of severance payments on Mr. Thelen’s compliance with his post-employment obligations, which included confidentiality, non-solicitation and non-compete obligations.

Change in Control/Severance Payment Tables
The following table estimates the potential payments and benefits to named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2020. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.
Items Not Reflected in Table
The following items are not reflected in the table set forth below:
•
Accrued and unpaid salary, bonus and vacation.

•
Costs of COBRA or any other mandated governmental assistance program to former employees.

•
Welfare benefits provided to all salaried employees.

Named Executive Officer	Base Salary	Bonus	Early Vesting of Stock Awards(1)	Other(2)	Total
Joel Agree(3)
Death or Disability	$145,833	$973,031	$5,871,024	$15,340	$7,005,229
Change in Control	2,625,000	14,855,133	5,871,024	15,340	23,366,498
Other (except for cause)	1,750,000	9,254,735	5,871,024	15,340	16,891,100
Clayton Thelen(4)
Death or Disability	$—	$—	$—	$—	$—
Change in Control	314,000	711,969	476,313	—	1,502,282
Other (except for cause)	314,000	—	166,459	—	480,459
Laith Hermiz(5)
Death or Disability	$—	$—	$—	$—	$—
Change in Control	—	—	672,791	—	672,791
Other (except for cause)	—	—	—	—	—
Craig Erlich(6)
Death or Disability	$—	$—	$—	$—	$—
Change in Control	900,000	656,250	302,340	—	1,858,590
Other (except for cause)	221,507	80,308	302,340	13,407	617,562
Danielle Spehar(5)
Death or Disability	$—	$—	$—	$—	$—
Change in Control	—	—	269,316	—	269,316
Other (except for cause)	—	—	—	—	—

(1)
For all named executive officers with respect to the accelerated vesting of share-based awards, the table reflects the intrinsic value of such acceleration, which for each unvested share of restricted stock is $66.58, the closing price of our common stock on the NYSE on December 31, 2020. The table reflects the accelerated vesting of all unvested shares of restricted stock for all named executive officers. The table does not reflect the accelerated vesting of unearned performance shares since all performance shares awarded as of December 31, 2020 were still subject to the achievement of performance goals over a three-year performance period as outlined in “Compensation Discussion and Analysis.”

(2)
Represents payment of health benefits of executive.

(3)
The information presented is based on the terms of Joel Agree’s employment agreement in place as of December 31, 2020.

(4)
The information presented is based on the terms of Clayton Thelen’s employment agreement in place as of December 31, 2020. Mr. Thelen resigned as Chief Financial Officer, effective February 19, 2021.

(5)
The information presented is based on the 2014 Plan.

(6)
The information presented is based on the terms of Craig Erlich’s employment agreement in place as of December 31, 2020.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Joel Agree, our President and Chief Executive Officer. The Company’s Chief Executive Officer to median employee pay ratio was calculated in accordance with SEC requirements. However, due to the flexibility afforded in calculating the pay ratio, the ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies.
The Company identified the median employee by examining 2020 compensation for all employees of the Company excluding the President and Chief Executive Officer. We determined our median employee compensation, based on total compensation including base salary, bonuses earned, incentive stock earned and health care premiums for each of our 48 employees, excluding Mr. Joel Agree, as of December 31, 2020, to be $105,711. As disclosed in the Summary Compensation Table, our current Chief Executive Officer’s annual total compensation for 2020 was $7,285,613. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer and President to the median of the annual total compensation of all other employees was 69 to 1.
The compensation measure described above was consistently applied to this entire employee population. The Company did not make any assumptions, adjustments or estimates with respect to the employee population or the compensation measure and did not annualize the compensation for any employees that were not employed by the Company for all of 2020.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the Company’s financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The Audit Committee’s responsibility is to provide general oversight of the foregoing matters, as well as to engage the Company’s independent registered public accounting firm and establishing the terms of retention. The Audit Committee is governed by a charter, a copy of which is available on our website at www.agreerealty.com.
Review and Discussions with Management and Independent Accountants.   In this context, the Audit Committee has met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
Grant Thornton also provided to the Audit Committee the written disclosures and letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton its independence with respect to the Company. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. See “Audit Committee Matters” for additional information regarding the Audit Committee’s pre-approval policies and procedures for audit and non-audit services provided by Grant Thornton.
Conclusion.   Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
AUDIT COMMITTEE
Farris G. Kalil, Chairman
Karen Dearing
Merrie S. Frankel
William S. Rubenfaer

AUDIT COMMITTEE MATTERS
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
In accordance with Audit Committee policies and procedures and applicable law, the Audit Committee must pre-approve all services to be provided by its independent registered public accounting firm. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of such accountants. The Audit Committee generally provides pre-approvals at its regularly scheduled meetings. The Audit Committee has delegated to its chairman, Farris G. Kalil, the authority to grant pre-approvals of non-audit services between regularly scheduled meetings of the Audit Committee, provided that any such pre-approval by Mr. Kalil shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if  (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.
Fees Paid to Independent Registered Public Accounting Firms
Grant Thornton audited and reported on the Company’s financial statements for the years ended December 31, 2020 and December 31, 2019. The following table sets forth the fees that we were billed for audit and other services provided by Grant Thornton in 2020 and 2019. All such fees paid to Grant Thornton were approved in conformity with the pre-approval policies and procedures noted above.
	2020	2019
Audit Fees	$923,968	$592,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$923,968	$592,750
Audit Fees.   Audit Fees consist of fees and expenses billed for professional services rendered to audit financial statements, assess effectiveness of internal control over financial reporting, review interim consolidated financial statements, review registration statements and prepare comfort letters, services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.   Audit-Related Fees consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

PROPOSAL 2  —  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The Audit Committee currently believes that we should continue our relationship with Grant Thornton and has appointed Grant Thornton to continue as our independent accountants for 2021. See “Report of the Audit Committee” and “Audit Committee Matters” for additional information on matters related to Grant Thornton’s provision of services to us.
Although stockholder ratification of the appointment is not required by current law, rules or regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee in its sole discretion may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year, although it has no current intention to do so.
A representative of Grant Thornton will be present at the 2021 Annual Meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.
The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2021.

PROPOSAL 3  —  ADVISORY (NON-BINDING) VOTE
APPROVING EXECUTIVE COMPENSATION
We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
While this vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2020 and beyond. We recognize the interest our stockholders have in the compensation of our executive officers, and we are providing this advisory vote in recognition of that interest as required by Section 14A of the Exchange Act. In a non-binding advisory vote on the frequency of advisory votes on executive compensation held at our 2017 annual meeting of stockholders, stockholders voted in favor of holding such votes annually. In light of this result and other factors considered by the Board, the Board determined that the Company would hold advisory votes on executive compensation on an annual basis until the next required advisory vote. The next required advisory vote will occur at our 2023 annual meeting of stockholders.
As described in detail under the heading “Compensation Discussion and Analysis” above, we seek to closely align the interests of our executive officers with the interests of our stockholders. Our compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of our compensation philosophy.
•
Provide total compensation that is both fair and competitive.   To attract and reduce the risk of losing the services of valuable officers but to avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of our compensation to our executive officers by comparing it to the compensation of executive officers at other public companies. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers through review of materials provided or reviewed by Meridian and by reviewing the 2019 Nareit Compensation and Benefits Survey to provide it with relevant market data.

•
Attract, retain and motivate key executives who are critical to our operations.   The primary purpose of our executive compensation program has been and is to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.

•
Reward superior individual and company performance on both a short-term and long-term basis.   Performance-based pay aligns the interests of management with the interests of our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.

•
Align executives’ long-term interests with those of our stockholders.   The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries may encourage the executive officers to act in a manner that creates value for our stockholders.

The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 — APPROVAL OF CHARTER AMENDMENT
Introduction
On February 23, 2021 the Board declared the Charter Amendment, as set forth in the form of Articles of Amendment attached hereto as Appendix A, to be advisable and in the best interests of the Company, and directed that the Charter Amendment be submitted for consideration by the Company’s stockholders at the 2021 Annual Meeting. The description set forth below summarizes the Charter Amendment and is qualified in its entirety by the form of Articles of Amendment attached hereto as Appendix A, which you should read in their entirety.
Amendment to Revise the Provisions Regarding Authorized Shares
The Charter currently authorizes the Company to issue 90,000,000 shares of common stock. The Charter Amendment would increase the number of shares of common stock that the Company is authorized to issue from 90,000,000 shares of common stock to 180,000,000 shares of common stock, representing an increase of 90,000,000 shares of authorized common stock.
The following table describes the allocation of our currently authorized common stock among issued, reserved, and unreserved shares of common stock as of March 8, 2021:
Authorized	Issued and Outstanding	Available for Issuance	Reserved for Future Issuance(1)	Unissued, Unreserved Shares of Common Stock
90,000,000	63,573,009	26,426,991	23,432,644	2,994,347

(1)
Includes reserves for future issuance related to the Company’s equity incentive plan, the conversion of limited partnership units, the Company’s forward equity agreement and the Company’s at-the-market equity program.

As indicated in the table above, only 2,994,347 shares of common stock are currently unreserved and available for issuance.
Reasons for the Increase in Authorized Shares of Common Stock
The Board believes that it is advisable and in the best interests of our Company to amend the Charter to increase the number of authorized shares of common stock in order to provide our Company with greater flexibility in planning for future corporate needs including, but not limited to, transactions to raise capital, property acquisitions, stock dividends or stock splits, grants under equity compensation plans, potential strategic transactions, including mergers, acquisitions and other business combinations, as well as other corporate purposes. If the Charter Amendment is not approved, our growth and business strategies and our ability to raise additional capital may be limited by the lack of availability of unissued and unreserved shares of common stock.
Effects of the Increase in Authorized Shares of Common Stock
The additional shares of common stock proposed to be authorized pursuant to the Charter Amendment would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal No. 4 would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding if such additional authorized shares of common stock are issued, such as dilution of any earnings per share and voting rights of current holders of common stock. Under the Charter, stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us unless the Board in its sole discretion determines to grant such rights, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in the Company.
The Board recommends that you vote “FOR” Proposal 4 to amend our Charter to increase the number of authorized shares of our common stock.

RELATED PERSON TRANSACTIONS
Policies and Procedures
Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.
The non-interested directors of the Board review and oversee any proposed or ongoing related person transactions to ensure there are no conflicts of interest. Our written Code of Conduct expressly prohibits any actions that would cause a conflict of interest except under guidelines approved by the Board. Our Code of Conduct requires officers and directors along with other employees to provide full disclosure of any such transaction to appropriate persons. Officers, directors and employees are encouraged to speak with specified persons if there is any doubt as to whether a transaction could comprise a related person transaction or otherwise constitute a conflict of interest.
If a related person transaction is proposed, the non-interested directors of the Board review such transaction to ensure that our involvement in such transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of us and our stockholders. If necessary or appropriate, we will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. There were no related person transactions in 2020, except for the Reimbursement Agreement described below.
The Company and Richard Agree, the Executive Chairman of the Company, are parties to a Reimbursement Agreement dated November 18, 2014. Pursuant to the Reimbursement Agreement, Mr. Agree has agreed to reimburse the Company for any loss incurred under the unsecured revolving credit facility of our majority owned partnership, Agree Limited Partnership (the “Operating Partnership”) in an amount not to exceed $14 million to the extent that the value of the Operating Partnership’s assets available to satisfy the Operating Partnership’s obligations under the revolving credit facility is less than $14 million.

ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our directors, certain of our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of our equity securities and any changes thereto. Based on our review of the insiders’ forms filed with the SEC and representations made by our directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2020, except that one transaction involving the purchase of shares of our common stock, was inadvertently filed late on a Form 4 by Greg Lehmkuhl.
Cost of Proxy Solicitation
All of the expenses of preparing, assembling, printing and mailing the Notice and the other materials used in the solicitation of proxies will be paid by us. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. Our directors and officers may solicit proxies by mail, telephone, telecopy or in person. They will not receive any additional compensation for such work.
Proposals for 2022 Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2022 must be received at our office at 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attn: Secretary, no later than November 26, 2021 and must be in compliance with the requirements of our Bylaws and the SEC’s proxy rules.
Our Bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2022 annual meeting of stockholders, other than a stockholder proposal or director nomination to be included in our proxy statement as described above, it must be received at our principal executive offices no earlier than the 150th day and no later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the 2021 Annual Meeting. For our 2022 annual meeting, our Secretary must receive this notice between October 27, 2021 and 5:00 p.m., Eastern Time, on November 26, 2021. If the 2022 annual meeting of stockholders is scheduled to take place before April 6, 2022 or after June 5, 2022, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2022 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made public by our Company. Any such proposal should be mailed to our Secretary, Simon J. Leopold at our office at 70 E. Long Lake Road, Bloomfield Hills, MI 48304.
See “Board Matters  —  Committees of the Board-Nominating and Governance Committee” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 6, 2021
The Notice of the Annual Meeting, this proxy statement, our annual report to stockholders for the year ended December 31, 2020, including the audited consolidated financial statements for the three years ended December 31, 2020, and the accompanying proxy card are available at www.proxyvote.com.
By Order of the Board of Directors
Simon J. Leopold
Chief Financial Officer and Secretary
March 11, 2021

APPENDIX A
ARTICLES OF AMENDMENT OF
AGREE REALTY CORPORATION
AGREE REALTY CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST:   The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).
SECOND:   The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing paragraph (a) of Article SIXTH and inserting, in lieu thereof, the following new paragraph (a) of Article SIXTH:
“(a) The total number of shares of stock of all classes which the Corporation has authority to issue is 184,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $18,400, of which shares 180,000,000 are initially classified as “Common Stock” and 4,000,000 are initially classified as “Preferred Stock.” The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.”
THIRD:   The total number of shares of stock of all classes which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 94,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $9,400, of which shares (a) 90,000,000 were initially classified as shares of “Common Stock” (par value $.0001 per share) and (b) 4,000,000 were initially classified as shares of “Preferred Stock” (par value $.0001 per share).
FOURTH:   The total number of shares of stock of all classes which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 184,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $18,400, of which shares (a) 180,000,000 are initially classified as shares of “Common Stock” (par value $.0001 per share) and (b) 4,000,000 are initially classified as shares of “Preferred Stock” (par value $.0001 per share).
FIFTH:   The information required by Section 2-607(b)(2)(i) of the MGCL was not changed by the foregoing amendment of the Charter.
SIXTH:   The foregoing amendment of the Charter as set forth in these Articles of Amendment was duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.
SEVENTH:   These Articles of Amendment shall be effective upon filing with the Department.
EIGHTH:   The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, Agree Realty Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this             day of                  , 2021.
Attest:	Agree Realty Corporation
By: Simon J. Leopold Chief Financial Officer and Secretary	By: Joel N. Agree President

A-2

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**During The Meeting - Go to www.virtualshareholdermeeting.com/ADC2021**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

| NAME | |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________

Nominees

01) Richard Agree 02) Karen Dearing 03) Michael Hollman 04) John Rakolta, Jr. 05) Jerome Rossi

02 0000000000

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021. | ☐ | ☐ | ☐ |
| 3. To approve, by non-binding vote, executive compensation. | ☐ | ☐ | ☐ |
| 4. To approve an amendment to our Articles of Incorporation, as amended and supplemented, to increase the number of authorized shares of our common stock. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000488445_1 R1.0.0.153

**AGREE REALTY CORPORATION**
**Annual Meeting of Stockholders**
**May 6, 2021 10:00 AM**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Richard Agree, Danielle Spehar and Simon Leopold, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AGREE REALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EDT on May 6, 2021, at www.virtualshareholdermeeting.com/ADC2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000488445_2 R1.0.0.153